SHARE PURCHASE AGREEMENT

                                   dated as of

                                November 15, 2000

                                  by and among

                             INSILICON CORPORATION,

                             INSILICON CANADA LTD.,

                         INSILICON CANADA HOLDINGS ULC,

                                   XENTEC INC.

                                       and

                      THE SHAREHOLDERS AND OPTIONHOLDERS OF
                                   XENTEC INC.

                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.....................................................................1

1.      Purchase..............................................................1
        1.1    Purchase and Sale of Stock.....................................1
        1.2    Ancillary Documents............................................2
        1.3    Pre-Closing Amalgamation.......................................2
        1.4    Closing........................................................3
        1.5    Actions at the Closing.........................................3
        1.6    Payment........................................................4
        1.7    Earnout Shares.................................................4
        1.8    Effect on Capital Stock........................................5
        1.9    No Further Ownership Rights in Company Capital Stock...........6
        1.10   Taking of Necessary Action; Further Action.....................6
        1.11   Withholding....................................................6
        1.12   Lost, Stolen or Destroyed Certificates.........................6

SECTION 2.....................................................................7

2.      Representations and Warranties of the Company and the
        Company's Founding Shareholders.......................................7
        2.1    Organization; Subsidiaries.....................................7
        2.2    Articles of Incorporation and Bylaws...........................8
        2.3    Capital Structure..............................................8
        2.4    Authority......................................................9
        2.5    No Conflicts; Required Filings and Consents....................9
        2.6    Financial Statements...........................................9
        2.7    Absence of Undisclosed Liabilities............................10
        2.8    Absence of Certain Changes....................................10
        2.9    Litigation....................................................12
        2.10   Restrictions on Business Activities...........................12
        2.11   Permits; Regulation...........................................12
        2.12   Title to Property.............................................13
        2.13   Intellectual Property.........................................13
        2.14   Environmental Matters.........................................15
        2.15   Taxes.........................................................16
        2.16   Employee Matters..............................................17
        2.17   Employee Benefit Plans........................................19
        2.18   Certain Agreements Affected by the Purchase...................21
        2.19   Material Contracts............................................22
        2.20   Interested Party Transactions.................................23
        2.21   Insurance.....................................................23
        2.22   Compliance With Laws..........................................24
        2.23   Minute Books and Corporate Records............................24
        2.24   Complete Copies of Materials..................................24
        2.25   Brokers' and Finders' Fees....................................24
        2.26   Accounts Receivable...........................................24


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                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

        2.27   Customers and Suppliers.......................................25
        2.28   Third Party Consents..........................................25
        2.29   Product Releases..............................................25
        2.30   Bank Accounts.................................................25
        2.31   Shareholder Loans.............................................25

SECTION 3....................................................................25

3.      Representations and Warranties of the Shareholders...................25
        3.1    Power, Authorization and Validity.............................25
        3.2    Shares Entirely for Own Account...............................26
        3.3    General Solicitation..........................................26
        3.4    Disclosure of Information.....................................26
        3.5    Financial Sophistication......................................26
        3.6    Title to Stock................................................26
        3.7    Exemption from Registration Requirements......................27
        3.8    Restricted Securities.........................................27
        3.9    Further Limitations on Disposition............................27
        3.10   Legends.......................................................28
        3.11   No Violation..................................................28
        3.12   Acknowledgment................................................28

SECTION 4....................................................................29

4.      Representations and Warranties Concerning Holdcos....................29
        4.1    Incorporation.................................................29
        4.2    Capitalization................................................29
        4.3    Restricted Activities.........................................29
        4.4    No Obligations................................................30
        4.5    No Agreements.................................................30
        4.6    No Employees..................................................31
        4.7    No Dividends..................................................31
        4.8    No Joint Venture Interests, etc...............................31
        4.9    Litigation....................................................31
        4.10   Compliance....................................................31
        4.11   Bank Accounts.................................................31
        4.12   Books and Records.............................................32
        4.13   Voting........................................................32
        4.14   Articles and By-laws..........................................32
        4.15   No Undisclosed Facts..........................................32

SECTION 5....................................................................33

5.      Representations and Warranties of Exchangeco, Callco and Parent......33
        5.1    Organization, Standing and Power..............................33
        5.2    Capital Structure.............................................33


                                      -ii-
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                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

        5.3    Authority.....................................................34
        5.4    No Conflict; Required Filings and Consents....................34
        5.5    SEC Documents; Financial Statements...........................34
        5.6    Litigation....................................................35
        5.7    Broker's and Finders' Fees....................................35
        5.8    Investment Canada.............................................35
        5.9    Exchangeco and Callco Formation...............................35
        5.10   Nasdaq Listing................................................36

SECTION 6....................................................................36

6.      Conduct Prior to the Closing.........................................36
        6.1    Conduct of Business of the Company............................36
        6.2    No Solicitation...............................................38

SECTION 7....................................................................39

7.      Additional Agreements................................................39
        7.1    Further Assurances............................................39
        7.2    Consents; Cooperation.........................................39
        7.3    Access to Information.........................................40
        7.4    Confidentiality...............................................41
        7.5    Public Disclosure.............................................41
        7.6    Escrow Agreement..............................................41
        7.7    Blue Sky Laws.................................................41
        7.8    Employee Retention Stock Bonus................................41
        7.9    Employee Option Grants........................................42
        7.10   Share Lockup..................................................42
        7.11   Class B Shareholders Agreement................................42
        7.12   Exchangeable Share Support Agreement..........................43
        7.13   Exchange Rights Agreement.....................................43
        7.14   Ontario Securities Law Matters................................43
        7.15   Directors and Officers........................................43
        7.16   Rule 144 Reporting............................................43
        7.17   Amalgamation with Class A Holding Companies...................43
        7.18   Auditors' Consents............................................44
        7.19   Section 85 Election...........................................44
        7.20   Holdcos Loans.................................................44

SECTION 8....................................................................44

8.      Conditions to the Purchase...........................................44
        8.1    Conditions to Obligations of Each Party to Effect
               the Purchase..................................................44
        8.2    Additional Conditions to Obligations of the Company
               and Shareholders..............................................45
        8.3    Additional Conditions to the Obligations of Exchangeco,
               Callco and Parent.............................................46


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                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

SECTION 9....................................................................48

9.      Termination, Amendment and Waiver....................................48
        9.1    Termination...................................................48
        9.2    Effect of Termination.........................................49
        9.3    Expenses and Termination Fees.................................49
        9.4    Extension; Waiver.............................................49

SECTION 10...................................................................50

10.     Escrow and Indemnification...........................................50
        10.1   Survival of Representations and Warranties....................50
        10.2   Escrow Fund...................................................50
        10.3   Indemnification...............................................50
        10.4   Damages Threshold and Valuation of Escrow Shares..............51
        10.5   Escrow Period.................................................51
        10.6   Method of Asserting Claims....................................52
        10.7   Representative of the Shareholders; Power of Attorney.........52
        10.8   Indemnity by Parent, Exchangeco and Callco....................52

SECTION 11...................................................................52

11.     General Provisions...................................................52
        11.1   Notices.......................................................52
        11.2   Interpretation................................................54
        11.3   Counterparts..................................................54
        11.4   Entire Agreement; Nonassignability; Parties in Interest.......54
        11.5   Severability..................................................55
        11.6   Remedies Cumulative...........................................55
        11.7   Governing Law.................................................55
        11.8   Dispute Resolution............................................55
        11.9   Rules of Construction.........................................56
        11.10  Amendments and Waivers........................................56

                                TABLE OF CONTENTS

                                   (continued)

                                                                           Page

SCHEDULES AND EXHIBITS

        inSilicon Corporation Guarantee
        Company Disclosure Schedules*
        Schedule A -  Shareholder List*
        Schedule B -  Arbitration Procedures
        Exhibit A - Provisions Attaching to the Exchangeable Shares* Exhibit B - Form of Non-Competition Agreement*
        Exhibit C-1 - Form of Employment Agreement*
        Exhibit C-2 Form of Consulting Agreement*
        Exhibit D - Form of Registration Rights Agreement*
        Exhibit E - Form of Escrow Agreement*
        Exhibit F - Form of Exchangeable Share Support Agreement*
        Exhibit G - Form of Exchange Rights Agreement*
        Exhibit H - inSilicon 2000 Stock Plan*

* The schedules and exhibits to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                            SHARE PURCHASE AGREEMENT

      THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of November, 2000, by and among inSilicon Corporation, a Delaware corporation (the "Parent"); inSilicon Canada Ltd., a corporation governed by the laws of Canada and indirect subsidiary of Parent ("Exchangeco"); inSilicon Canada Holdings ULC, a Nova Scotia unlimited liability company and indirect subsidiary of Parent ("Callco"); Xentec Inc., a corporation governed by the laws of Canada (the "Company"); the shareholders of the Company listed on Schedule A (each individually, a "Shareholder" and collectively, the "Shareholders"); and the optionholders of the Company listed on Schedule A (each individually, an "Optionholder" and collectively, the "Optionholders").

                                    RECITALS

      A. The Company is in the business of providing comprehensive FPGA and ASIC design services, integration expertise, and technology for the product development requirements of electronics companies. The Shareholders are the sole owners of all of the Company's issued and outstanding Class A and Class B shares of the Company's capital stock. Exchangeco and Callco wish to purchase from the Shareholders, and the Shareholders wish to sell to Exchangeco and Callco, all of the issued and outstanding capital stock of the Company (the "Company Capital Stock") on the terms and conditions set forth herein (the "Purchase"). In connection with the Purchase, Parent and certain employees of the Company, namely, Xerxes Wania, Chris Ouslis and Robert Gagne (the "Founding Shareholders"), desire to enter into certain agreements;

      B. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent has agreed fully and unconditionally to guarantee the representations, warranties, covenants, agreements and other obligations of Exchangeco and Callco in this Agreement, the Escrow Agreement; and

      C. The Company, the Shareholders, Parent, Exchangeco and Callco desire to make certain representations and warranties and other agreements in connection with the transaction described herein.

                                    AGREEMENT

      The parties hereby agree as follows:

                                   SECTION 1

      1. Purchase.

      1.1 Purchase and Sale of Stock.

            (a) Class A Common Shares. Subject to the terms and conditions of this Agreement, Exchangeco and Callco agree to purchase at the Closing (as defined below) and the holders of the Company's Class A Common Shares (the "Class A Shareholders") agree to sell to Exchangeco and Callco at the Closing, all of the issued and outstanding Class A Common Shares in the capital of the Company (the "Class A Shares") at an aggregate purchase price of (a) US$2,933,000 in cash (the "Cash Consideration") and (b) 997,000 shares of Exchangeco's exchangeable preferred shares having the terms and conditions set out in Exhibit A (the "Exchangeable Shares") payable as provided in Section 1.6. The Exchangeable Shares to be issued to the Class A Shareholders (including the Escrow Shares and the Earnout Shares, each as defined below) shall be referred to as the "Class A Consideration Shares."

            (b) Class B Common Shares. Subject to the terms and conditions of this Agreement, Exchangeco agrees to purchase at the Closing (as defined below) and the holders of the Company's Class B Common Shares (the "Class B Shareholders") agree to sell to Exchangeco at the Closing, all of the issued and outstanding Class B Common Shares in the capital of the Company (the "Class B Shares") in exchange for an aggregate purchase price of 36,378 Exchangeable Shares and 15,678 Shares of Parent Common Stock payable as provided in Section
1.6. Class B Shareholders who are residents of Canada shall receive Exchangeable Shares, and all other Class B Shareholders shall receive Parent Common Stock. The Exchangeable Shares and Parent Common Stock issued to the Class B Shareholders shall be referred to as the "Class B Consideration Shares." This
Section 1.1(b) shall replace any rights that Class B Shareholders have under any Xentec Class B Shareholders' Agreements, including those dated January 28, 2000 and June 29, 2000.

            (c) The Class A Shares and Class B Shares represent all of the issued and outstanding Company Capital Stock as at the Closing Date (as defined below).

      1.2 Ancillary Documents. Concurrent with the execution of this Agreement, the Company, the Shareholders, Parent, Exchangeco and Callco shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

            (a) Parent, Company and each of the Founding Shareholders shall enter into a Non-Competition Agreement in the form attached hereto as Exhibit B (the "Non-Competition Agreement");

            (b) Parent, Company and each of Xerxes Wania and Chris Ouslis shall enter into an Employment Agreement in the form attached hereto as Exhibit C-1 (the "Employment Agreement"); and

            (c) Parent, Company and Robert Gagne shall enter into a consulting agreement in the form attached hereto as Exhibit C-2 (the "Consulting Agreement").

      1.3 Pre-Closing Amalgamation. Prior to the Closing (as defined below) the existing Class A Shareholders, being Cimex Holding Inc., 1291480 Ontario Inc. and 166482 Canada Inc. shall be amalgamated into the Company (the "Amalgamation"). After the Amalgamation, the "Class A Shareholders" and "Class B Shareholders" will be as set forth in Schedule A hereto. All references to "Class A Shareholders" and "Class B Shareholders" shall include the post-Amalgamation Shareholders and all references to the "Company" shall include the predecessor corporations.

      1.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable, and in no event later than three business days after the satisfaction or waiver of each of the conditions set forth in Section 8 below or at such other time as the parties agree (the "Closing Date"). The Closing shall take place at the offices of Osler, Hoskin & Harcourt, 1 First Canadian Place, Toronto, Ontario M5X 1B8, or at such other location as the parties agree.

      1.5 Actions at the Closing. At the Closing, the Company, the Shareholders, the Optionholders, Parent, Exchangeco and Callco shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

            (a) Each of the Shareholders will deliver to Exchangeco and Callco a certificate or certificates representing all of such Shareholder's Company Capital Stock, together with stock powers duly endorsed in blank for transfer of such Company Capital Stock to Exchangeco and Callco, and the Shareholders shall deliver all other documents required of the Shareholders pursuant to this Agreement;

            (b) Each of the Optionholders will deliver to Parent all original agreements relating to Company Stock Options (as defined below), which agreements shall be cancelled and replaced as described in Section 1.8(a);

            (c) Exchangeco and Callco will deliver to each Class A Shareholder
(i) by cashier's check or wire transfer the Cash Consideration owed to such Class A Shareholder in accordance with Section 1.6 below and (ii) a certificate or certificates representing the number of Class A Consideration Shares owed to such Class A Shareholder in accordance with Section 1.6 below, net of the amounts deposited in escrow as set forth in Section 10 below and net of the Earnout Shares issuable in accordance with Section 1.7 below, and Exchangeco, Callco and Parent will deliver all other documents required of Exchangeco, Callco and Parent herein;

            (d) Exchangeco will deliver to each Class B Shareholder a certificate or certificates representing the number of Class B Consideration Shares owed to such Class B Shareholder in accordance with Section 1.6 below, and Exchangeco, Callco and Parent will deliver all other documents required of Exchangeco, Callco and Parent herein;

            (e) Parent will deliver to each Optionholder an agreement for Parent Options as described in Section 1.8(a);

            (f) Parent and each Class A Shareholder will enter into a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement");

            (g) Exchangeco, Callco, Parent and each of the Class A Shareholders shall enter into an Escrow Agreement in the form attached hereto as Exhibit E (the "Escrow Agreement");

            (h) Exchangeco and Parent shall enter into an Exchangeable Share Support Agreement in the form attached hereto as Exhibit F (the "Exchangeable Share Support Agreement"); and

            (i) Exchangeco, Parent and each Shareholder will enter into an Exchange Rights Agreement in the form attached hereto as Exhibit G (the "Exchange Rights Agreement").

      1.6 Payment. At the Closing, the Cash Consideration and the Class A Consideration Shares (together, the "Class A Purchase Price") and the Class B Consideration Shares shall be paid by Exchangeco and Callco as follows:

            (a) the Cash Consideration shall be paid to the Class A Shareholders in accordance with Schedule A hereto, less any expenses due pursuant to Section 9.3.

            (b) fifteen percent (15%) of the aggregate Class A Consideration Shares shall be placed in Escrow in accordance with Schedule A hereto as provided in Section 10 below which shall be for the purpose of enforcing the Class A Shareholders' indemnification obligations under Section 10 below;

            (c) 415,000 of the Class A Consideration Shares shall be withheld as earnout shares issuable in accordance with Section 1.7 below; and

            (d) the remaining Class A Consideration Shares after the holdbacks set forth in subparagraphs (b) and (c) above (the "Remaining Amount") shall be paid to the Class A Shareholders in accordance with Schedule A hereto.

            (e) the Class B Consideration Shares shall be paid to the Class B Shareholders in accordance with Schedule A hereto.

      1.7 Earnout Shares. Exchangeco shall reserve 415,000 of the Class A Consideration Shares (the "Earnout Shares)" for potential issuance to the Class A Shareholders based upon three earnout goals. The amount of Earnout Shares withheld from each Class A Shareholder is set forth in Schedule A hereto and shall be issuable as set forth below. For purposes of this section, in the event an employee is transferred from Company to Parent, such employee shall not be deemed to have terminated employment.

            (a) Employee Retention Earnout. Exchangeco shall issue up to an aggregate of 115,000 Earnout Shares to Messrs. Wania and Ouslis on the first and second anniversary of the Closing Date based upon the Employee Retention Factor (as defined below) multiplied by the following number of Earnout Shares:

                                         Earnout Shares
                                -----------------------------------
                                Year 1        Year 2         Total
                                ------        ------         ------
           Wania........        32,500        32,500         65,000
           Ouslis.......        25,000        25,000         50,000

The Employee Retention Factor shall be calculated based upon the cumulative number of Company engineering employees at the Closing Date, as identified on
Schedule 1.7(a), that terminate employment through the respective anniversary dates as follows:

                          Cumulative
                     Terminated Employees        Employee
                     --------------------       Retention
                    Year 1          Year 2        Factor
                    ------          ------       ---------
                      0-2            0-4           100%
                      3-4            5-7            75%
                      4-6            8-10           50%
                      >6             >10            0%

            (b) Revenue Earnout. Exchangeco shall issue up to an aggregate of 100,000 Earnout Shares to the Class A Shareholders on a pro rata basis based upon the net product revenue derived from the Company's products, including products sold by affiliates of the Company, and net services revenue derived from the provision of services by the Company's employees during the period from the Closing Date to September 30, 2001. The amount of Earnout Shares issued shall vary based upon net revenue achievement as follows:

           Net Revenue Achievement             Earnout Shares
           -----------------------             --------------
              Over US$2,500,000                    100,000
          US$1,700,000-US$2,499,999                67,000
          US$1,300,000-US$1,699,999                33,500
             Under US$1,300,000                       0

            (c) Product Delivery Earnout. Exchangeco shall issue up to an aggregate of 200,000 Earnout Shares to the Class A Shareholders on a pro rata basis based upon the timing of the Parent's release of a Bluetooth radio intellectual property product. The amount of Earnout Shares issued shall vary based upon the number of months (as rounded) between the Closing Date and commercial release as follows:

                          Months from
                         Closing Date           Earnout Shares
                         ------------           --------------
                           Under 15                200,000
                             15-18                 133,000
                             19-24                  67,500
                            Over 24                   0


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

      1.8 Effect on Capital Stock. The Company Capital Stock to be purchased by Exchangeco and Callco at the Closing shall consist solely of the Company's Class A and Class B Common Shares, and at such time there shall be no other outstanding securities or rights to purchase or otherwise acquire securities of the Company, except as described below. Accordingly, prior to or upon the
Closing:

            (a) Company Stock Options. Immediately following the Closing, each option to purchase Company Capital Stock ("Company Option") issued and outstanding under the Company Employee Stock Option Plan (the "Company Stock Option Plan") shall be cancelled and replaced with an option to purchase Parent Common Stock ("Parent Option") with similar terms and conditions as those set forth in the Company Stock Option Plan immediately prior to the Closing, except that (i) such Parent Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Closing multiplied by 0.3216, (rounded down to the nearest whole number) (ii) the exercise price of such Parent Option shall equal to the exercise price of the Company Option immediately prior to the Closing divided by 0.3216, and (iii) the vesting of each Parent Option shall be accelerated by 12 months. Schedule A hereto lists the amount of Class B Shares underlying the Company Options held by each optionholder and the amount of Parent Common Stock underlying the replacement option.

            (b) Adjustments. The amount of Exchangeable Shares or Parent Common Stock to be issued shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Exchangeable Shares or Parent Common Stock or Company Capital Stock occurring after the date of this Agreement and prior to the Closing.

      1.9 No Further Ownership Rights in Company Capital Stock. All Exchangeable Shares or Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued and cash in the amount of the Cash Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Closing.

      1.10 Taking of Necessary Action; Further Action. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement the officers and directors of the Company, Exchangeco, Callco and the Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

      1.11 Withholding. Each of Exchangeco, Callco and the Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the United States Internal Revenue Code 1986 or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

      1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Exchangeco shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Exchangeable Shares or Parent Common Stock and Cash Consideration as may be required pursuant to Section 1.6; provided, however, that Exchangeco and Callco may, in their discretion and as a condition precedent to such issuance and payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Exchangeco and Callco may reasonably direct as indemnity against any claim that may be made against Exchangeco or Parent Common Stock or Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   SECTION 2

      2. Representations and Warranties of the Company and the Company's Founding Shareholders.

      In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement based on the value attributed to the Company by the transactions contemplated hereby.

      Any reference to a party's "knowledge" means (i) with respect to any natural person, the actual knowledge, after reasonable inquiry, of such person, or (ii) with respect to any corporation or entity, the actual knowledge of such party's executive officers provided that such persons shall have made due and diligent inquiry of those employees of such party whom such executive officers reasonably believe would have actual knowledge of the matters represented.

      Except as disclosed in a document dated the same date as this Agreement and delivered by the Company to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company and the Founding Shareholders severally represent and warrant to Exchangeco, Callco and Parent as follows:

      2.1 Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company does not currently own and has never owned, of record or beneficially, or control, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

      2.2 Articles of Incorporation and Bylaws. The Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of the Company, each as amended to date, to Parent. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

      2.3 Capital Structure. The authorized capital stock of the Company consists of an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares, of which there were issued and outstanding as of the date of this Agreement, 4,000,000 Class A Common Shares and 161,863 Class B Common Shares. Schedule A hereto contains a complete and accurate list of each of the Company's Shareholders and the amount of Class A Common Shares and Class B Common Shares held by such Shareholder. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities other than pursuant to the exercise of options outstanding as of such date under the Company Stock Option Plan. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound, except for a call right and drag along right in favor of the Company under the Class B Shareholders Agreements that shall terminate upon the execution of this Agreement. All outstanding shares of Company Capital Stock were issued in compliance with all applicable Canadian federal and provincial securities laws. As of the close of business on November 15, 2000, the Company has reserved 460,380 Class B Common Shares for issuance to employees and consultants pursuant to the Company Stock Option Plan, of which 161,863 shares have been issued pursuant to option exercises or direct stock purchases, 298,517 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Since November 15, 2000, the Company has not issued or granted additional options under the Company Stock Option Plan. Section 2.3 of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all holders of outstanding options under the Company Stock Option Plan, including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the number of options vested and unvested as of the date hereof, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to Parent an updated Section 2.3 of the Company Disclosure Schedule current as of such date. Except (i) for the rights created pursuant to this Agreement and (ii) as set forth in this
Section 2.3, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its shareholders and (ii) to the best of the Company's knowledge, between or among any of the Company's shareholders, except for the shareholders delivering Irrevocable Proxies (as defined below). The holders of Company Options have executed this Agreement consenting to the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent.

      2.4 Authority. The Company has all requisite corporate power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Purchase and this Agreement. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to equitable remedies and creditors' rights qualifications.

      2.5 No Conflicts; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

            (b) Except as set forth on Section 2.5 of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any government, regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, official, minister, crown corporation, court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other geographic or political subdivision or any municipality, district or other subdivision thereof ("Governmental Entity") is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      2.6 Financial Statements. Section 2.6 of the Company Disclosure Schedule includes a true, correct and complete copy of the Company's audited financial statements for each of the fiscal years ended December 31, 1998 and 1999, respectively, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as at, and for the nine-month period ended September 30, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company in all material respects as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with Canadian generally accepted accounting principles.

      2.7 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet for the period ended September 30, 2000 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under Canadian generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Company Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

      2.8 Absence of Certain Changes. Except as set forth in Section 2.8 of the Company Disclosure Schedule, since September 30, 2000 (the "Company Balance Sheet Date") there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure or capital commitment by the Company, in any individual amount exceeding $25,000, or in the aggregate, exceeding $100,000;

            (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of the Company (whether or not covered by insurance) which would constitute a Material Adverse Effect;

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action having a Material Adverse Effect;

            (f) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Company or any revaluation by the Company of any of its assets;

            (g) revaluation by the Company of any of their respective assets;

            (h) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock, except repurchases of Company Capital Stock from terminated Company employees at the original per share purchase price of such shares;

            (i) increase in the salary or other compensation payable or to become payable by the Company to any officers, directors, employees or advisors of the Company, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business;

            (k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which the Company is a party or by which it is bound;

            (l) loan by the Company to any person or entity, or guaranty by the Company of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables in the ordinary course of business, consistent with past practices;

            (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in excess of $25,000 in the aggregate, other than in the ordinary course of business;

            (n) the commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or, to the Company's knowledge, investigation of the Company or its affairs by any Governmental Entity;

            (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or of infringement by the Company of any third party's Intellectual Property rights;

            (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities except pursuant to the exercise of options;

            (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company; or

            (r) agreement by the Company, or any officer or employee of the Company on behalf of such entity to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, decree or order against the Company or, to the best knowledge of the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company. All litigation to which the Company is a party (or, to the knowledge of the Company, threatened to become a party) is disclosed in the Company Disclosure Schedule.

      2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company, any acquisition of property by the Company or the overall conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.11 Permits; Regulation.

            (a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Authorizations") and no suspension or cancellation of any Company Authorization is pending or, to the best of the Company's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Company Authorization would not have a Material Adverse Effect on the Company. The Company is not in conflict with, or in default or violation of, (i) any laws applicable to the Company or by which any property or asset of the Company is bound or affected, except as set out in Section 2.11(a) of the Company Disclosure Schedule, (ii) any Company Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any such conflict, default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

            (b) The Company has obtained, in all countries where the Company is directly marketing or has directly marketed any product produced, manufactured, marketed or distributed at any time by the Company (the "Products"), all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by the Company in such countries, except for any such failures as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has identified and made available for examination by Parent all information relating to regulation of its Products, including licenses, registrations, approvals, permits, device listings, inspections, the Company's recalls and product actions, audits and the Company's ongoing field tests. The Company has identified in writing to Parent all international locations where regulatory information and documents are kept.

      2.12 Title to Property.

            (a) The Company has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Company Balance Sheet or otherwise disclosed in
Section 2.12 of the Company Disclosure Schedule. The plants, property and equipment of the Company that are used in the operation of its business are in good operating condition and repair having regard to their age and the uses to which they are put. All properties used in the operations of the Company and its Subsidiaries are reflected in the Company Balance Sheet to the extent Canadian generally accepted accounting principles require the same to be reflected.
Section 2.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default by the Company or, to the Company's knowledge, any third party or event of default (or event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any third party).

            (b) Section 2.12(b) of the Company Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by the Company, and such Equipment is, taken as a whole, (i) adequate for the conduct of the

Company's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear having regard to their age and the uses to which they are put).

      2.13 Intellectual Property.

            (a) For purposes of this Agreement, the Company's intellectual property (the "Intellectual Property") shall include:

                  (i) all copyrights, copyright registrations, proprietary processes, trade secrets, license rights, marketing rights, specifications, technical manuals and data, drawings, inventions, designs, patents and patent applications, trade names, trademarks, service marks, domain names, product information and data, know-how and development work-in-progress, customer lists, software, business and marketing plans and other intellectual or intangible property, whether pending, applied for or issued, whether filed in Canada, the United States or in other countries and all rights with respect to any of the foregoing, including without limitation the items listed in Section 2.13 of the Company Disclosure Schedule, together with all associated goodwill;

                  (ii) all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by the Company or any of its employees or agents that are embodied in, derived from or relate to the Company's business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Company's business; and

                  (iii) any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind.

            (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the continued conduct by the Company or Parent after the Closing Date of the business as presently conducted by the Company and the use, copying, selling, displaying, transmitting, licensing or incorporation of any Intellectual Property in any product of Parent or an affiliate of Parent) will not breach, violate or conflict with any agreement to which the Company is a party governing any Intellectual Property as to cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property or, to the Company's knowledge, in any material way impair the right of Parent or any of its affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any such intellectual property or portion thereof.

            (c) Neither the development, marketing, license, sale or use of any product or intellectual property currently licensed, used or sold by the Company or currently under development violates or will violate any license or agreement to which the Company is a party or, to the Company's knowledge, infringes or will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. To the Company's knowledge, all registered trademarks, domain names, patents and copyrights held by the Company are valid and subsisting, and, to the Company's knowledge, the Company has title to them free and clear of any liens, encumbrances or adverse interests except as disclosed on Section 2.13(c) of the Company Disclosure Schedule. There is no pending or, to the Company's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Company's assets (including without limitation the Intellectual Property) used in the conduct of the business of the Company as presently conducted nor, to the Company's knowledge, is there any basis for any such claim, nor has the Company received any notice asserting that any such asset (including without limitation the Intellectual Property) or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor to the Company's knowledge is there any basis for any such assertion. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation on the part of any third party of the Company's assets (including without limitation the Intellectual Property).

            (d) The Company has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to the Company with access to or knowledge of the Company's assets (including without limitation the Intellectual Property)) to maintain the secrecy and confidentiality of, and its proprietary rights in, the Company's assets (including without limitation the Intellectual Property). The Company Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by the Company to perfect or protect its interest in its assets, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks, domain names and copyright or mask work registrations.

            (e) All filing fees required under applicable law to maintain the Company's rights in the Intellectual Property, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Intellectual Property due and payable on or before the Closing Date, have been paid by the Company.

      2.14 Environmental Matters. The Company is in compliance with all federal, provincial, state, local and foreign laws, common law, rules, codes, administrative orders and regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and there are no events or circumstances attributable to actions of the Company arising during the Company's occupation or, to the Company's knowledge, attributable to actions of a third party that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws.

      2.15 Taxes.

            (a) The Company and any predecessor corporations have duly and timely filed their Tax Returns with the appropriate Governmental Entity and have duly, completely and correctly reported all income and all other amounts and information required to be reported thereon

            (b) The Company and any predecessor corporations have duly and timely paid all Taxes, including all installments on account of Taxes for the current year that are due and payable by them whether or not assessed by the appropriate Governmental Entity. The Company has established reserves that are reflected on the Company Balance Sheet that are at least equal to the liability of the Company for all Taxes that are not yet due and payable (and that will not be due and payable by the Closing Date) and that relate to periods ending on or prior to the Closing Date.

            (c) The Company and any predecessor corporations have not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which the Company or any predecessor corporations is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company or any predecessor corporations is or may be liable; (iii) the Company or any predecessor corporations is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Entity may assess or collect Taxes for which the Company or any predecessor corporations is or may be liable.

            (d) All Canadian federal and provincial income and capital tax liabilities of the Company has been assessed by the relevant taxing authorities and notices of assessment have been issued to each such entity by all relevant taxing authorities for all taxation years prior to and including the taxation year ended December 31, 1998.

            (e) There are no proceedings, investigations, audits or Claims now pending or, to the knowledge of the Company, threatened, against the Company or any predecessor corporations in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

            (f) The Company and any predecessor corporations have duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any Employees, officers or directors and any non-resident person, the amount of all Taxes and other deductions required by any Laws to be withheld from any such amount and has duly and timely remitted the same to the appropriate Governmental Entity.

            (g) Except pursuant to this Agreement or as specifically disclosed in writing to Parent, for purposes of the Income Tax Act (Canada) or any other applicable taxing statute, no person or group of persons has ever acquired or had the right to acquire control of the Company or any predecessor corporations.

            (h) None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the
Income Tax Act (Canada), or any equivalent provision of the taxation legislation of any province or any other jurisdiction, have applied or will apply to the Company or any predecessor corporations at any time up to and including the Closing Date.

            (i) The Company and any predecessor corporations have not acquired property from a non-arm's length person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Income Tax Act (Canada).

            (j) For all transactions between the Company or any predecessor corporations and any non-resident person with whom the Company or any predecessor corporations was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, the Company and any predecessor corporations have made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

            (k) The Company and any predecessor corporations are duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and the registration number is 88030066RC.

            (l) The Company and any predecessor corporations have not filed any elections, designations or similar filings which will be applicable for any period ending after closing.

            (m) For purposes of this Agreement:

                  (i) "Tax Returns" includes, all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in respect of Taxes; and

                  (ii) "Taxes" includes, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions.

      2.16 Employee Matters.

            (a) Section 2.16(a) of the Company Disclosure Schedule sets forth a complete list of all persons currently employed by the Company, including for greater certainty, those employees on long term disability leave or other absence ("Employees"), together with the titles, service dates and material terms of employment, including current wages, salaries or hourly rate of pay, and bonus (whether monetary or otherwise) paid since the beginning of the most recently completed fiscal year or payable to each such Employee, the date upon which such wage, salary, rate or bonus became effective and the date upon which each such Employee was first hired by the Company. Except as disclosed, no Employee is on long-term disability leave, extended absence or receiving benefits pursuant to the Workplace Safety and Insurance Act (Ontario) or similar workers' compensation legislation in other provinces.

            (b) Except for those written employment contracts with salaried Employees identified in Section 2.16(b) of the Company Disclosure Schedule, there are no written contracts of employment entered into with any Employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

            (c) Except for the Benefit Plans or as set out in Section 2.16(c) of the Company Disclosure Schedule, there are no employment policies or plans, which are binding upon the Company.

      "Benefit Plans" means all non-governmental plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which the Company is a party to or bound by or under which the Company has, or will have, any liability or contingent liability, relating to:

                  (i) employment benefits relating to disability or wage continuation during period of absence from work (including short term disability, long term disability and workers' compensation), hospitalization, health, medical or dental treatments or expenses, life insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured (collectively, "Insurance Plans");

                  (ii) benefits relating to retirement or retirement savings including, without limitation, pension plans, pensions or supplemental pensions, registered retirement savings plans, "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada) (collectively, "Pension Plans"); and

                  (iii) employment benefits relating to bonus, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary (collectively, "Compensation Plans").

            (d) The Company has been and is being operated in full compliance with all applicable laws relating to employees, including employment standards, occupational health and safety laws, human rights, labor relations and pay equity, except as set forth in Section 2.11(a) of the Company Disclosure Schedule and for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. The Company has complied with and posted plans as required under the Ontario Pay Equity Act. There have been no claims nor, to the knowledge of the Company, are there any threatened complaints under such laws against the Company.

            (e) There are no claims or complaints nor, to the knowledge of the Company, are there any threatened claims or complaints, against the Company pursuant to any laws relating to employees, including employment standards, discrimination in employment, human rights, labor relations, occupational health and safety laws, worker's compensation, pay or employment equity. To the knowledge of the Company nothing has occurred which might lead to a claim or complaint against the Company, under any such laws.

            (f) All current assessments under the Workplace Safety and Insurance Act (Ontario) in relation to the Company have been paid or accrued and the Company has not been subject to any special or penalty assessment under such legislation which has not been paid.

            (g) The Company is not a party, either directly or by operation of law, to any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which may qualify as a trade union, which would cover any of its Employees. There are no outstanding or, to the knowledge of the Company, threatened labor tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for Employees, and there have not been any such proceedings within the last two years. There are no threatened or apparent union organizing activities involving any Employees of the Company.

      2.17 Employee Benefit Plans.

            (a) Section 2.17 of the Company Disclosure Schedule sets forth a complete list of the Benefit Plans. Current and complete copies of all written Benefit Plans or, where oral, written summaries of the material terms thereof, have been provided or made available to Parent together with current and complete copies of all documents relating to the Benefit Plans, including, as applicable:

                  (i) all documents establishing, creating or amending any of the Benefit Plans;

                  (ii) all trust agreements and funding agreements;

                  (iii) all insurance contracts, investment management agreements, subscription and participation agreements;

                  (iv) all financial statements and accounting statements and reports, and investment reports and the most recent actuarial reports;

                  (v) all reports, statements, annual information returns or other returns, filings and material correspondence with any regulatory authority;

                  (vi) all legal opinions, consultants' reports and correspondence relating to the administration of any Benefit Plan or the use of the funds held under such plans;

                  (vii) all booklets, summaries, manuals and written communications of a general nature distributed or made available to any employees or former employees concerning any Benefit Plans;

                  (viii) a copy of the most recent letter of confirmation of registration of the Pension Plan(s); and

                  (ix) a copy of any statement of investment policies and goals prepared in respect of the Pension Plans whether or not such statement has been filed with the applicable Governmental Entity.

            (b) Each Benefit Plan is, and has been, established, registered (where required), qualified, administered and invested, in compliance with (i) the terms thereof, and (ii) all applicable laws; and the Company has not received any notice from any person questioning or challenging such compliance (other than in respect of any claim related solely to that person), and has no knowledge of any such notice from any person questioning or challenging such compliance.

            (c) All obligations to or under the Benefit Plans (whether pursuant to the terms thereof or any applicable laws) have been satisfied, and there are no material outstanding defaults or violations thereunder by the Company nor does the Company have any knowledge of any material default or violation by any other party to any Benefit Plan.

            (d) Except as disclosed in Section 2.17(d) of the Company Disclosure Schedule or as contemplated by this Agreement, there have been no improvements, increases or changes to, or promised improvements, increases or changes to, the benefits provided under any Benefit Plan. None of the Benefit Plans provide for benefit increases or the acceleration of funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein except as contemplated by this Agreement.

            (e) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Benefit Plan have been paid or remitted in a timely fashion in accordance with the terms thereof and all applicable laws, and no Taxes, penalties or fees are owing or exigible under any Benefit Plan.

            (f) There is no proceeding, action, investigation by a Governmental Entity, suit or claim (other than routine claims for payment of benefits) pending or threatened involving any Benefit Plan or their assets, and, to the Company's knowledge, no facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or claim (other than routine claims for benefits).

            (g) To the Company's knowledge, no event has occurred respecting any registered Benefit Plan which would result in the revocation of the registration of such Benefit Plan or entitle any person (without the consent of the Company) to wind-up or terminate any Benefit Plan, in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status of any such plan.

            (h) There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Benefit Plans.

            (i) No material changes have occurred in respect of any Benefit Plan since the date of the most recent financial, accounting, actuarial or other report, as applicable, issued in connection with any Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

            (j) The Company has not received, or applied for, any payment of surplus out of any Benefit Plan.

            (k) The Company has not taken any contribution or premium holidays under any Benefit Plan and, where so disclosed, the Company was entitled under the terms of the Benefit Plan and under all applicable laws to take such contribution or premium holidays; and there have been no withdrawals or transfers of assets from any Benefit Plan and where so disclosed, such withdrawals or transfers of assets were in accordance with the terms of such Benefit Plan and all applicable laws.

            (l) All employee data necessary to administer each Benefit Plan is in the possession of the Company and is complete, correct and in a form which is sufficient for the proper administration of the Benefit Plan in accordance with the terms thereof and all applicable laws.

            (m) None of the Benefit Plans, other than the Pension Plans and stock options, provide benefits beyond retirement or other termination of service to Employees or former employees or to the beneficiaries or dependants of such employees, or such benefits have been properly accrued on the Financial Statements in accordance with generally accepted account principles.

            (n) None of the Benefit Plans require or permit a retroactive increase in premiums or payments, and the level of insurance reserves, if any, under any insured Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

            (o) The Company does not and has never maintained any "employee benefit plan" (as such term is defined by Section 3.3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in respect of employees resident in the United States. The Company is not and has never been a member of a "controlled group" or under "common control" (within the meaning of Section 414(b) and (c) of the Internal Revenue Code) with any other entity that is or has ever been subject to ERISA.

      2.18 Certain Agreements Affected by the Purchase. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company, (ii) materially increase any benefits otherwise payable by the Company, or (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as contemplated by this Agreement.

      2.19 Material Contracts.

            (a) Subsections (i) through (ix) of Section 2.19(a) of the Company Disclosure Schedule contain a list of all contracts and agreements to which the Company is a party and that are material to the business, results of operations, or condition (financial or otherwise), of the Company (such contracts, agreements and arrangements as are required to be set forth in Section 2.19(a) of the Company Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following and shall be categorized in the Company Disclosure Schedule as follows:

                  (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company under the terms of which the Company: (A) paid or otherwise gave consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by the Company without penalty or further payment of less than $25,000;

                  (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which the Company is a party which (A) involved consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by the Company without penalty or further payment of less than $50,000;

                  (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which the Company is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which the Company is a party which: (1) involved consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, or (3) are likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract;

                  (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which
(A) involved consideration or more than $25,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract;

                  (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Company has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                  (vi) all contracts and agreements that limit the ability of the Company or, after the Closing, Parent or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                  (vii) all contracts and agreements between or among the Company, on the one hand, and any affiliate of the Company, on the other hand;

                  (viii) all contracts and agreements to which the Company is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                  (ix) all other contracts or agreements (A) which are material to the Company or the conduct of its businesses, or (B) the absence of which would have a Material Adverse Effect on the Company.

            (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each Company license, each Material Contract and each other material contract or agreement of the Company which would not have been required to be disclosed in Section 2.19(a) of the Company Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement subject to equitable remedies and creditors' rights, and, to the Company's knowledge, none of the Company licenses or Material Contracts is in default by its terms or has been cancelled by the other party; the Company is not in receipt of any claim of default under any such agreement; and the Company does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Purchase or otherwise. The Company has furnished Parent with true and complete copies of all such written agreements together with all written amendments, written waivers or other written changes thereto.

      2.20 Interested Party Transactions. The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company, except as set forth in Section 2.20 of the Company Disclosure Schedule.

      2.21 Insurance. Section 2.21 of the Company Disclosure Schedule lists each of the insurance policies carried by the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.22 Compliance With Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed in Section 2.11(a) of the Company Disclosure Schedule.

      2.23 Minute Books and Corporate Records. The minute and record books of the Company made available to Parent and its counsel contain a complete summary of all formal meetings of directors and shareholders and copies of all by-laws and resolutions passed by the directors and shareholders of the Company since the time of incorporation of the Company through the date of this Agreement; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or executed and reflect all transactions referred to in such minutes, by-laws or resolutions accurately in all material respects. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of debt instruments and other corporate registers of the Company are complete and accurate in all material respects.

      2.24 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.

      2.25 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.26 Accounts Receivable. All the accounts receivable and notes receivable owing to the Company as of the Company Balance Sheet Date constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set off against any thereof. There is (a) no account debtor or note debtor delinquent in its payment by more than 90 days, (b) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (d) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Company Balance Sheet, is at the date hereof, and will be on the Closing Date, in the Company's judgment reasonable under the circumstances and is consistent with past practice), to the knowledge of the Company as of the date hereof and the Closing Date, all of the accounts receivable of the Company existing at the Closing are expected to be paid in full by not later than the 90th day after the Closing and, to the knowledge of the Company as of the date hereof and the Closing Date, all of the notes receivable are expected to be paid in accordance with the terms thereof.

      2.27 Customers and Suppliers. Expect as set forth in Section 2.27 of the Company Disclosure Schedule, as of the date hereof, no customer which individually accounted for more than 10% of the Company's gross revenues during the 12-month period preceding the Company Balance Sheet Date, and no supplier of the Company, has cancelled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company, or has at any time on or after the Company Balance Sheet Date decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services of the Company in the case of Lucent Technologies, and to the Company's knowledge, no such supplier or Lucent Technologies intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services of the Company, as the case may be. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

      2.28 Third Party Consents. Except as set forth in Section 2.28 of the Company Disclosure Schedule, no consent or approval is required to be obtained by the Company from any third party with whom the Company has contracted or any Governmental Entity in order to effect the Purchase, this Agreement or any of the transactions contemplated hereby.

      2.29 Product Releases. The Company has provided Parent a Schedule of Product Releases, which Schedule is attached as Section 2.29 of the Company Disclosure Schedule. As of the date hereof and as of the Closing Date, the Company has a good faith reasonable belief that it can achieve the release of products on the schedule described in Section 2.29 and is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

      2.30 Bank Accounts. Section 2.30 of the Company Disclosure Schedule sets forth a list of the financial institutions in which the Company maintains any depository account, trust account or safety deposit box and the names of all persons authorized to draw on or who have access to such accounts or safety deposit boxes.

      2.31 Shareholder Loans . As of the Closing, there will be no outstanding Shareholder loans owed by the Company to any Shareholder.

                                   SECTION 3

      3. Representations and Warranties of the Shareholders.

      Each Shareholder hereby represents and warrants to Exchangeco, Callco and Parent, as to himself, herself or itself, as the case may be, as follows:

      3.1 Power, Authorization and Validity. The Shareholder has all requisite legal and, to the extent applicable, corporate power, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary action, including, if applicable, corporate action, by or on behalf of such Shareholder. This

Agreement and any other agreement to be entered into by such Shareholder has been duly executed and delivered by such Shareholder and this and any other agreement to be entered into under the terms of this Agreement constitutes a valid and binding obligation of the Shareholder enforceable against him in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

      3.2 Shares Entirely for Own Account. This Agreement is made with the Shareholder in reliance upon the Shareholder's representation to the Company, which by such Shareholder's execution of this Agreement such Shareholder hereby confirms, that any Exchangeable Shares or Parent Common Stock distributed by Exchangeco to the Shareholder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and that such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Shares except in accordance with applicable federal and state securities laws.

      3.3 General Solicitation. The offer and sale of the Exchangeable Shares or Parent Common Stock to the Shareholders was not accompanied by the publication of any advertisement.

      3.4 Disclosure of Information. The Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Exchangeable Shares or Parent Common Stock. The Shareholder further represents that it has received the Parent's Disclosure Document dated November 14, 2000, including all appendices thereto (the "Parent Disclosure Document") and had an opportunity to ask questions and receive answers from Exchangeco and Parent regarding the terms and conditions of the offering of the shares of Exchangeco's Exchangeable Shares and Parent's Common Stock.

      3.5 Financial Sophistication. By reason of the Shareholders' business or financial experience or together with the Shareholders' professional advisor or advisors, the Shareholders are each capable of evaluating the merits and risks of their investment in the Exchangeable Shares and Parent Common Stock, have the ability to protect their own interests in this transaction and are financially capable of bearing the economic risk of their investment, including a total loss of this investment.

      3.6 Title to Stock. The Shareholder is the sole registered and beneficial owner of the shares of the Company Capital Stock reflected next to such Shareholder's name on Schedule A and has good, valid and marketable title to such shares of Company Capital Stock free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever, except private company restrictions. The Shareholder has never owned, or had any other right to acquire, shares of Company Capital Stock other than those listed on Schedule A and has never transferred any shares of Company Capital Stock. The Shareholder represents that he, she or it has full right, power and authority to sell, transfer and deliver such shares to Exchangeco or Callco, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to Exchangeco or Callco and Exchangeco's or Callco's payment for and acceptance thereof, will transfer to Exchangeco or Callco good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever. The Shareholder is not party to any voting trust, agreement or arrangement affecting the exercise of the voting rights of the shares of Company Capital Stock. There is no action, proceeding, claim or, to the Shareholder's knowledge, investigation against the Shareholder or the Shareholder's assets, properties or, as applicable, any of the Shareholder's respective officers or directors, pending or, to the Shareholder's knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the shares of Company Capital Stock held by such Shareholder.

      3.7 Exemption from Registration Requirements. The Shareholder understands that the Exchangeable Shares or Parent Common Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein.

      3.8 Restricted Securities. The Shareholder understands that the Exchangeable Shares or Parent Common Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Exchangeco or Parent in a transaction not involving a public offering and that under such laws and applicable regulations such Exchangeable Shares or Parent Common Stock may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Shareholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      3.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Shareholder further agrees not to make any disposition of all or any portion of the Exchangeable Shares or shares of Parent Common Stock unless and until:

            (a) there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; or

            (b) an exemption from registration under the Securities Act is available and, if reasonably requested by Exchangeco, the Shareholder shall have furnished Exchangeco with an opinion of counsel, reasonably satisfactory to Exchangeco, that such disposition will not require registration under the Securities Act; provided that no such opinion shall be required to exchange the Exchangeable Shares into Parent Common Stock.

      3.10 Legends. It is understood that certificates for the Exchangeable Shares or shares of Parent Common Stock, and any securities issued in respect thereof or exchange therefor, may bear one or more restrictive legends including, but not limited to, the following legends:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

      "THESE SECURITIES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A SHARE PURCHASE AGREEMENT DATED NOVEMBER 15, 2000 (A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT."

      3.11 No Violation. The execution, delivery and performance of this Agreement, and the consummation of the Purchase and the other transactions contemplated by this Agreement do not and will not conflict with or result in a violation of the Articles of Incorporation, Bylaws, partnership agreement or other applicable charter document of the Shareholder, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the Shareholder's shares of Company Capital Stock under, (a) any instrument, indenture, lease, mortgage or other agreement or contract to which the Shareholder is a party or to which such Shareholder or any of such Shareholder's assets or properties may be subject or (b) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to the Shareholder or the Shareholder's assets or properties. No consent or approval is required to be obtained by the Shareholder from any third party or any Governmental Entity in order to effect the Purchase, this Agreement or any of the transactions contemplated hereby, except for such consents or approvals that have been obtained and the continuance and Amalgamation described in Section 7.17.

      3.12 Acknowledgment. The Shareholder hereby acknowledges that the Shareholder has read this Agreement and the other documents applicable to such Shareholder to be delivered in connection with the consummation of the transactions applicable to such Shareholder contemplated hereby and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof). The Shareholder acknowledges that the Shareholder has had an opportunity to consult with and has relied solely upon the advice, if any, of the Shareholder's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent the Shareholder has deemed necessary, and has not been advised or directed by Exchangeco, Callco or Parent, the Company or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this Agreement and the transactions contemplated hereby.

                                   SECTION 4

      4. Representations and Warranties Concerning Holdcos.

      Each of Xerxes Wania, Chris Ouslis and Robert Gagne hereby represent and warrant to Exchangeco, Callco and Parent, as to Cimex Holding Inc., 1291480 Ontario Inc. and 166482 Canada Inc., respectively, as follows:

      4.1 Incorporation. Cimex Holding Inc. ("Cimex") is a corporation duly incorporated and organized and validly existing and in good standing under the laws of Canada and has the corporate power to enter into and perform its obligations under this Agreement. 1291480 Ontario Inc. ("1291480") is a corporation duly incorporated and organized and validly existing and in good standing under the laws of Ontario and has the corporate power to enter into and perform its obligations under this Agreement. 166482 Canada Inc. ("166482") is a corporation duly incorporated and organized and validly existing and in good standing under the laws of Ontario and has the corporate power to enter into and perform its obligations under this Agreement.

      4.2 Capitalization. Subject to Section 7.20, the authorized share capital of Cimex consists solely of unlimited common shares, of which 100 shares are issued (and no more), and unlimited preference shares, of which none are issued, being all of the Cimex's shares, are validly issued and outstanding as fully paid and non-assessable shares. All of Cimex's Shares are registered in the name of Xerxes Wania, Charis Wania and Dolly Wania and are beneficially owned by Xerxes Wania, Charis Wania and Dolly Wania free and clear of all mortgages, liens, charges, pledges, encumbrances, claims, security interests, restrictions or rights whatsoever. Subject to Section 7.20, the authorized share capital of 1291480 consists solely of unlimited common shares, of which 100 shares are issued (and no more), being all of the 1291480's shares, are validly issued and outstanding as fully paid and non-assessable shares. All of 1291480's Shares are registered in the name of Chris Ouslis, Marcia Ouslis, Louie Ouslis and Frances Ouslis and are beneficially owned by Chris Ouslis, Marcia Ouslis, Louie Ouslis and Frances Ouslis free and clear of all mortgages, liens, charges, pledges, encumbrances, claims, security interests, restrictions or rights whatsoever. Subject to Section 7.20, the authorized share capital of 166482 consists solely of unlimited Class A Shares, of which 1,160,704 shares are issued (and no more), unlimited Class B Shares, Class C Shares, Class D Shares and Class E Shares, of which none are issued, being all of the 166482's shares, are validly issued and outstanding as fully paid and non-assessable shares. All of 166482's Shares are registered in the name of Bob Gagne, Joanna Gagne and 1794091 Canada Inc. and are beneficially owned by Bob Gagne, Joanna Gagne and 1794091 Canada Inc. free and clear of all mortgages, liens, charges, pledges, encumbrances, claims, security interests, restrictions or rights whatsoever.

      4.3 Restricted Activities. Since its incorporation, the sole activity of Cimex has been the acquisition and ownership of the Company's Class A Shares. Cimex owns or holds no property or assets or any interests therein of any nature or kind whatsoever other than the Class A Shares of the Company and Cimex has never carried on nor currently carries on any active business. Since its incorporation, the sole activity of 1291480 has been the acquisition and ownership of the Company's Class A Shares. 1291480 owns or holds no property or assets or any interests therein of any nature or kind whatsoever other than the Class A Shares of the

Company and 1291480 has never carried on nor currently carries on any active business. Since its incorporation, the sole activity of 166482 has been the acquisition and ownership of the Company's Class A Shares. 166482 owns or holds no property or assets or any interests therein of any nature or kind whatsoever other than the Class A Shares of the Company and 166482 has never carried on nor currently carries on any active business.

      4.4 No Obligations. At the time of the Amalgamation, Cimex will have no indebtedness or any obligations or liabilities of any other manner or amount whatsoever, (whether actual or contingent) including, without limitation, any liabilities in respect of federal or provincial income, corporate, capital, goods and services, sales, excise or any other taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign. At the time of the Amalgamation, 1291480 will have no indebtedness or any obligations or liabilities of any other manner or amount whatsoever (whether actual or contingent), including, without limitation, any liabilities in respect of federal or provincial income, corporate, capital, goods and services, sales, excise or any other taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign. At the time of the Amalgamation, 166482 will have no indebtedness or any obligations or liabilities of any other manner or amount whatsoever (whether actual or contingent), including, without limitation, any liabilities in respect of federal or provincial income, corporate, capital, goods and services, sales, excise or any other taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      4.5 No Agreements. Cimex has no subsidiaries and is not a party to or bound or affected by any contract (whether or not in writing), agreements, commitments, understandings, leases, licenses, mortgages, indentures, bonds, notes and other instruments, except for this agreement and the agreement by which it purchased the Class A Shares of the Company. Cimex is not a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, except for such loans described in Section 7.20. 1291480 has no subsidiaries and is not a party to or bound or affected by any contract (whether or not in writing), agreements, commitments, understandings, leases, licenses, mortgages, indentures, bonds, notes and other instruments, except for this agreement and the agreement by which it purchased the Class A Shares of the Company. 1291480 is not a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, except for such loans described in Section
7.20. 166482 has no subsidiaries and is not a party to or bound or affected by any contract (whether or not in writing), agreements, commitments, understandings, leases, licenses, mortgages, indentures, bonds, notes and other instruments, except for this agreement and the agreement by which it purchased the Class A Shares of the Company. 166482 is not a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, except for such loans described in Section 7.20.

      4.6 No Employees. Cimex has not had and does not have any employees and its directors and officers receive no remuneration or compensation from Cimex. 1291480 has not had and does not have any employees and its directors and officers receive no remuneration or compensation from 1291480. 166482 has not had and does not have any employees and its directors and officers receive no remuneration or compensation from 166482.

      4.7 No Dividends. No dividends or other distributions of any kind have been declared or set aside by Cimex which have not been fully paid. No dividends or other distributions of any kind have been declared or set aside by 1291480 which have not been fully paid. No dividends or other distributions of any kind have been declared or set aside by 166482 which have not been fully paid.

      4.8 No Joint Venture Interests, etc. Cimex is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other jointly owned business. 1291480 is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other jointly owned business. 166482 is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other jointly owned business.

      4.9 Litigation. There are no claims, investigations, actions, suits or proceedings commenced, pending or threatened by, against or affecting Cimex, whether at law or in equity in any court or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign. There are no claims, investigations, actions, suits or proceedings commenced, pending or threatened by, against or affecting 1291480, whether at law or in equity in any court or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign. There are no claims, investigations, actions, suits or proceedings commenced, pending or threatened by, against or affecting 166482, whether at law or in equity in any court or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign.

      4.10 Compliance. Cimex is in full compliance with all laws, rules or regulations to which it is subject. 1291480 is in full compliance with all laws, rules or regulations to which it is subject. 166482 is in full compliance with all laws, rules or regulations to which it is subject.

      4.11 Bank Accounts. Cimex does not maintain any depository account, trust account or safety deposit box and has not granted any powers of attorney. 1291480 does not maintain any depository account, trust account or safety deposit box and has not granted any powers of attorney. 166482 does not maintain any depository account, trust account or safety deposit box and has not granted any powers of attorney.

      4.12 Books and Records. The books and records of Cimex fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of Cimex as of the date hereof and all financial transactions of Cimex have been accurately recorded in such books and records. The corporate records and minute books of Cimex contain complete and accurate minutes of all meetings or resolutions of the directors and shareholders of Cimex held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of Cimex are complete and accurate. The books and records of 1291480 fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of 1291480 as of the date hereof and all financial transactions of 1291480 have been accurately recorded in such books and records. The corporate records and minute books of 1291480 contain complete and accurate minutes of all meetings or resolutions of the directors and shareholders of 1291480 held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of 1291480 are complete and accurate. The books and records of 166482 fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of 166482 as of the date hereof and all financial transactions of 166482 have been accurately recorded in such books and records. The corporate records and minute books of 166482 contain complete and accurate minutes of all meetings or resolutions of the directors and shareholders of 166482 held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of 166482 are complete and accurate.

      4.13 Voting. Xerxes Wania has not previously granted or agreed to grant any proxy in respect of the shares of Cimex or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the shares of Cimex. Chris Ouslis has not previously granted or agreed to grant any proxy in respect of the shares of 1291480 or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the shares of 1291480. Bob Gagne has not previously granted or agreed to grant any proxy in respect of the shares of 166482 or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the shares of 166482.

      4.14 Articles and By-laws. Xerxes Wania has made available to Parent a true and complete copy of the articles and by-laws of Cimex, including any and all amendments thereto, and such articles and by-laws are in full force and effect. Chris Ouslis has made available to Parent a true and complete copy of the articles and by-laws of 1291480, including any and all amendments thereto, and such articles and by-laws are in full force and effect. Bob Gagne has made available to Parent a true and complete copy of the articles and by-laws of 166482, including any and all amendments thereto, and such articles and by-laws are in full force and effect.

      4.15 No Undisclosed Facts. There are no facts which may materially affect Cimex or its shares or the ability to amalgamate Cimex with any other corporation prior to Closing which have not been previously disclosed to Parent. There are no facts which may materially affect 1291480 or its shares or the ability to amalgamate 1291480 with any other corporation prior to Closing which have not been previously disclosed to Parent. There are no facts which may materially affect 166482 or its shares or the ability to amalgamate 166482 with any other corporation prior to Closing which have not been previously disclosed to Parent.

                                   SECTION 5

      5. Representations and Warranties of Exchangeco, Callco and Parent.

      Each of Exchangeco, Callco and Parent represent and warrant to the Company and the Shareholders as follows:

      5.1 Organization, Standing and Power. Each of Exchangeco and Parent is a corporation duly organized, and validly existing and in good standing under the laws of its jurisdiction of organization. Callco is an unlimited liability company duly organized, and validly existing and in good standing under the laws of its jurisdiction of organization. Each of Exchangeco, Callco and Parent has the corporate or other power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is validly subsisting in each jurisdiction in which the failure to be so qualified and validly subsisting would have a Material Adverse Effect on Exchangeco, Callco or Parent. Exchangeco has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Exchangeco, each as amended to date, to the Company. Callco has delivered a true and correct copy of the Articles of Association and Bylaws or other charter documents, as applicable, of Callco, each as amended to date, to the Company. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Parent, each as amended to date, to the Company. Neither Parent nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

      5.2 Capital Structure. The authorized capital stock of Exchangeco, on the date hereof, consists of an unlimited number of Common Shares, of which one (1) common share is issued and outstanding as of the close of business on November 14, 2000. Exchangeco shall file articles of amendment prior to the Closing Date to create an unlimited number of Exchangeable Shares and junior preferred shares. The authorized capital stock of Callco consists of 10,000,000 common shares, of which 100 common shares are issued and outstanding as of the close of business on November 14, 2000. The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 14,129,080 shares were issued and outstanding as of the close of business on September 30, 2000. As of the close of business on September 30, 2000, Parent has reserved 4,706,454 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Option Plan (as defined below), of which approximately 215,000 shares have been issued pursuant to option exercises, and 2,523,345 shares are subject to outstanding, unexercised options. There are no other outstanding shares of capital stock or voting securities of Parent other than shares of Parent Common Stock issued after September 30, 2000 upon the exercise of options issued under the Parent's 2000 Stock Plan (the "Parent Stock Option Plan"). Other than as contemplated under this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Exchangeco, Callco or Parent is a party or by which any of them is bound obligating Exchangeco, Callco or Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Exchangeco, Callco or Parent or obligating Exchangeco, Callco or Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The Exchangeable Shares and Parent Common Stock to be issued pursuant to the Purchase will be duly authorized, validly issued, fully paid, and non-assessable.

      5.3 Authority. Each of Exchangeco, Callco and Parent has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Exchangeco, Callco and Parent (other than, with respect to the Purchase, the filing and recordation of appropriate documents as required by Canadian law). This Agreement has been duly executed and delivered by each of Exchangeco, Callco and Parent and constitutes the valid and binding obligations of Exchangeco, Callco and Parent.

      5.4 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Exchangeco, as amended, (ii) any provision of the Articles of Association or Bylaws of Callco, as amended, (iii) any provision of the Certificate of Incorporation or Bylaws of Parent, as amended, or (iv) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to each of Exchangeco, Callco or Parent or its properties or assets.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to either Exchangeco, Callco or Parent in connection with the execution and delivery of this Agreement by Exchangeco, Callco or Parent or the consummation by Exchangeco, Callco or Parent of the transactions contemplated hereby, except for (i) the filing of appropriate documents as required by Canadian Law, (ii) the filing by Parent of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Exchangeco and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

      5.5 SEC Documents; Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since March 23, 2000, and previously has made available to the Company copies, in the form filed with the SEC, of (i) its Form S-1, and (ii) its Quarterly

Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, and Parent will have made available to the Company true and complete copies of any additional documents filed with the SEC by Parent after the date hereof and prior to the Closing (collectively, the "Parent SEC Documents") and the Parent Disclosure Document. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents or the Parent Disclosure Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document prior to the date hereof.

            (b) The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

      5.6 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent or any of its subsidiaries, threatened against Parent or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no judgment, decree or order against Parent or any of its subsidiaries or, to the knowledge of Parent or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

      5.7 Broker's and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      5.8 Investment Canada. Exchangeco and Callco are WTO Investors within the meaning of the Investment Canada Act.

      5.9 Exchangeco and Callco Formation. Exchangeco and Callco have been formed for the sole purpose of effecting the Purchase and apart from this Agreement have no liabilities.

      5.10 Nasdaq Listing. Parent is not required to file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable pursuant to this Agreement and the transactions contemplated hereby for such shares to be listed on the Nasdaq National Market.

                                   SECTION 6

      6. Conduct Prior to the Closing.

      6.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Parent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject
(i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of the Company, to Parent's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing. The Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, or allow, cause or permit any of the following, without the prior written consent of Parent:

            (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

            (c) Stock Option Plans, Etc. Except as contemplated by this Agreement, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (d) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

            (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

            (f) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property except non-exclusive licenses entered into in the ordinary course;

            (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

            (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

            (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (j) Leases. Enter into operating lease in excess of $10,000;

            (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

            (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

            (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

            (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

            (o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new employees (except that it may hire a replacement for any current employee if it first provides Parent advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

            (p) Severance Arrangement. Grant any severance or termination pay
(i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date of this Agreement or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

            (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

            (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

            (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (t) Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority in connection with the transactions provided for in this Agreement;

            (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (v) Accounting Policies and Procedures. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by Canadian generally accepted accounting practices or applicable statutory accounting principles; or

            (w) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (v) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder other than actions taken in the ordinary course of business.

      6.2 No Solicitation. The Company and the officers, directors, employees or other agents of the Company will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Competing Transaction (as defined below) or engage in negotiations with, or (ii) disclose any nonpublic information relating to the Company to, or afford access to the properties, books or records of the Company to, any person that has advised the Company that it may be considering making, or that has made, a Competing Transaction. The Company will promptly notify Parent after receipt of any Competing Transaction occurring after the date hereof or any notice that any person is considering making a Competing Transaction or any request for nonpublic information relating to the Company or the request after the date hereof for access to the properties, books or records of the Company by any person that has advised the Company that it may be considering making, or that has made, a Competing Transaction and will keep Parent fully informed of the status and details of any such Competing Transaction notice or request. For purposes of this Agreement, "Competing Transaction" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or the acquisition of any significant equity interest in, or a significant portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                                   SECTION 7

      7. Additional Agreements.

      7.1 Further Assurances. Each of the parties to this Agreement shall use its reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      7.2 Consents; Cooperation.

            (a) Each of Parent, Exchangeco, Callco and the Company shall use its reasonable commercial efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Exchangeco, Callco or any of their subsidiaries or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Purchase required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

            (b) Notwithstanding anything to the contrary in Section 7.2(a), (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the Company after the Closing or (ii) neither the Company nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Company.

            (c) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Purchase or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries.

            (d) Each of Parent and the Company shall give or cause to be given any required notices to third parties, and use its reasonable commercial efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring prior or after the Closing. In the event that Parent or the Company shall fail to obtain any third party consent, waiver or approval described in this Section 7.2(d), it shall use its reasonable commercial efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Parent and the Company, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Closing) from the failure to obtain such consent, waiver or approval.

            (e) Each of Parent and the Company will, and Parent will cause its subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

      7.3 Access to Information.

            (a) The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (i) all of the Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall afford the Company and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (i) all of Parent and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Parent and its subsidiaries as the Company may reasonably request. Parent agrees to provide to the Company and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

            (b) Subject to compliance with applicable law, from the date hereof until the Closing, each of Parent and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

            (c) No information or knowledge obtained in any investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Purchase.

      7.4 Confidentiality. The parties acknowledge that Parent and the Company have previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Each party hereto agrees that any information obtained by such party (the "Receiving Party") pursuant to or in connection with this Agreement and the transactions contemplated hereby which may be proprietary or otherwise confidential to any other party hereto (the "Disclosing Party") will not be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered "inside" non-public information will not be utilized by such party in connection with purchases and/or sales of the Parent Common Stock except in compliance with applicable state and federal anti-fraud statutes.

      7.5 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

      7.6 Escrow Agreement. On or before the Closing, the Escrow Agent, Parent, Exchangeco, Callco and the Shareholders' Representative (as defined in Section 10 below) will execute the Escrow Agreement contemplated by Section 10 in the form attached hereto as Exhibit E ("Escrow Agreement").

      7.7 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock, Exchangeable Shares, exchange of Exchangeable Shares and granting and exercise of stock options in connection with the Purchase. The Company shall use its reasonable commercial efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock and Exchangeable Shares in connection with the Purchase.

      7.8 Employee Retention Stock Bonus. On the first anniversary of the Closing Date, Parent shall issue an aggregate of $500,000 of Parent Common Stock to the Company employees listed on Schedule 7.8 hereto, provided that each employee remains employed by the Company or an affiliate of the Parent continuously through the first anniversary of the Closing Date, unless such employee is terminated other than for cause. Schedule 7.8 sets forth the amount of shares available for each eligible employee. Forfeited amounts will be reallocated to remaining employees.

      7.9 Employee Option Grants.

            (a) Upon the Closing, Parent shall issue options to purchase up to approximately 150,000 shares of Parent Common Stock to certain employees of the Company as set forth on Schedule 7.9(a). The options will be issued pursuant to Parent's 2000 Stock Plan, which is attached hereto as Exhibit H. The exercise price shall be the closing price of the Parent's Common Stock on the Closing Date, and the options will vest over four years in accordance with Parent's 2000 Stock Plan and expire after ten years, subject to continued employment.

            (b) Within one year from the Closing Date, Parent shall issue additional options to purchase an aggregate of 40,000 shares of Parent Common Stock to Company engineering employees assigned to the development of a Bluetooth radio intellectual property product as mutually agreed to by Xerxes Wania and Parent. These options will expire after ten years, cliff vest (i.e., vest all at once) at the end of four years from the date of grant and have an exercise price equal to the fair market value of Parent's Common Stock on the date of grant. Vesting of the options shall be accelerated upon the commercial release of the Bluetooth radio based upon the number of months (as rounded) between the Closing Date and the commercial release as follows:

                    Months to Commercial
                           Release             Vesting Acceleration
                    --------------------       --------------------
                          Under 15                     100%
                            15-18                       50%
                          Over 18%                      0%

      7.10 Share Lockup. Subject to the rights of the Class A Shareholders under the Registration Rights Agreement, each of the Shareholders and Optionholders will not, without the prior written consent of Parent, sell, make any short sale of, grant any option for the purchase of, hedge, or otherwise dispose of any of the Exchangeable Shares or the Parent Common Stock issuable upon exchange of the Exchangeable Shares or upon the exercise of Company Options during the first year following the Closing Date, and each Shareholder or Optionholder agrees not to sell more than 25% of such shares during each quarter ending with the quarterly anniversary dates during the second year following the Closing Date plus the remainder of any shares available for sale pursuant to this Section in a prior quarter. Parent shall have the right to impose a legend on the stock certificates evidencing the shares which are subject to this Agreement in such form as it shall reasonably conclude is appropriate.

      7.11 Class B Shareholders Agreement. Upon the execution of this Agreement by the Company and each of the Class B Shareholders, the Class B Shareholders Agreement is hereby terminated; provided that, if the transactions contemplated hereby are not completed on the Closing Date, the Class B Shareholder Agreements will be deemed not to have been terminated.

      7.12 Exchangeable Share Support Agreement. On or before the Closing, Exchangeco, Callco and Parent will execute the Exchangeable Share Support Agreement.

      7.13 Exchange Rights Agreement. On or before the Closing, Exchangeco, Callco, Parent and Shareholders will execute the Exchange Rights Agreement.

      7.14 Ontario Securities Law Matters. Exchangeco hereby covenants and agrees to use commercially reasonable efforts to obtain at its expense, as promptly as practicable following the date hereof, a discretionary ruling of the Ontario Securities Commission granting an exemption from the prospectus and registration requirements of the Securities Act (Ontario) in connection with any and all trades of securities contemplated by or under the terms of the Exchangeable Shares or the Exchange Rights Agreement.

      7.15 Directors and Officers. Parent agrees that all rights to indemnification or exculpation existing as of the date of this Agreement in favor of the directors, officers, employees and other agents of the Company in the Company's Articles of Incorporation or Bylaws, or any agreement between the Company and such persons that has been provided to Parent's counsel prior to the date hereof and is listed on Schedule 7.15, shall survive the Purchase and shall continue in full force and effect and Parent agrees to assume, effective at the time of the Closing, all such liability of the Company with respect to such indemnification. This Section 7.15 shall survive the Purchase, is intended to benefit the indemnified parties, shall be binding upon all successors and assigns of Exchangeco and Parent, and shall be enforceable by the indemnified parties.

      7.16 Rule 144 Reporting . With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Parent Common Stock to the public without registration, or pursuant to a registration on Form S-3, Parent agrees to use its reasonable best efforts to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Purchase;

                  (ii) File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

                  (iii) So long as a Shareholder owns any Parent Common Stock or Exchangeable Shares, to furnish to that Shareholder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Shareholder to sell any such Parent Common Stock without registration.

      7.17 Amalgamation with Class A Holding Companies. The Company and Xerxes Wania, Chris Ouslis and Robert Gagne shall cause Cimex Holding Inc., 1291480 Ontario Inc. and 166482 Canada Inc. to be amalgamated before the Closing, pursuant to the Canada Business Corporations Act. All Class A Shares and Class B Shares of the Company shall become Class A

Shares and Class B Shares, respectively, of the amalgamated company and all references herein to Class A Shares and Class B Shares of the Company shall be deemed to be references to Class A Shares and Class B Shares, respectively, of the amalgamated company. Upon completion of the Amalgamation, the Class A Shares and Class B Shares will be issued as set out in Schedule A.

      7.18 Auditors' Consents. The Company shall use its reasonable commercial efforts to ensure that PriceWaterhouseCoopers provides Parent with any consents required to be filed by Parent with the SEC.

      7.19 Section 85 Election. It is intended that the transfer hereunder of the Class A Shares and Class B Shares be on a tax-deferred basis to the Class A Shareholders and Class B Shareholders for purposes of the Income Tax Act (Canada) (the "ITA") and applicable provincial income tax statutes. In order to give effect to this intention, Exchangeco and the Class A Shareholders and Class B Shareholders shall, in a timely manner, jointly execute and file elections under Section 85 of the ITA in the prescribed form and elections in the prescribed form under the corresponding provisions of applicable provincial income tax statutes in respect of the transfer hereunder of the Class A Shares and Class B Shares. The elected amounts (the "Elected Amounts") for purposes of each such election will be determined by the Class A Shareholders and Class B Shareholders.

      7.20 Holdcos Loans. The Class A Shareholders, including the shareholders (collectively, the "Holdco Shareholders") of Cimex Holding Inc., 1291480 Ontario Inc. and 166482 Canada Inc. (collectively, the "Holdco's") agree that prior to Closing, the loans made by the Holdco Shareholders to their Holdcos will be sold to each Holdco by the Holdco Shareholders holding such loans. The purchase price for such loans will be satisfied by the issuance of additional Holdco shares having a value equal to the principal amount of the loan. Each Holdco's shares will be valued based on its holdings of Xentec shares using the value given to the Xentec shares pursuant to this Agreement based on the exchange rate established for Xentec shares on Closing. Appropriate changes will be made to the schedules to this Agreement to reflect the additional Holdco shares to be issued provided that nothing in this section will require any additional Exchangeable Shares or Parent Common Stock to be issued to the Holdco Shareholders or Class A Shareholders.

                                   SECTION 8

      8. Conditions to the Purchase.

      8.1 Conditions to Obligations of Each Party to Effect the Purchase. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Purchase shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Purchase, which makes the consummation of the Purchase illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

            (b) Governmental Approval. The Company and Exchangeco and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary to be obtained prior to Closing for consummation of or in connection with the Purchase and the several transactions contemplated hereby.

            (c) Escrow Agreement. Exchangeco, Callco, the Company, Escrow Agent and the Shareholders' Representative (as defined in Section 9 below) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

            (d) Registration Rights Agreement. Parent and each of the Shareholders shall have entered into the Registration Rights Agreement.

            (e) Exchangeable Share Support Agreement. Exchangeco, Callco and Parent shall have entered into the Exchangeable Share Support Agreement.

            (f) Exchange Rights Agreement. Exchangeco, Callco, Parent and Shareholders shall have entered into the Exchange Rights Agreement.

            (g) Holding Companies. The Amalgamation described in Section 7.17 shall have been completed.

      8.2 Additional Conditions to Obligations of the Company and Shareholders. The obligations of the Company and the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

            (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of Exchangeco, Callco and Parent in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Exchangeco in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Exchangeco, Callco and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

            (b) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets

(including intangible assets), liabilities, business, operations, results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that a "material adverse change" shall not be deemed to have occurred solely as a result of any of the following (or any combination of the following): (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments which are not unique to such person and its subsidiaries but also affect other persons who participate or are engaged in the lines of business in which such person and its subsidiaries participate or are engaged; and (ii) failure of the Parent's and its subsidiaries' results of operations to meet any internal or external predictions, projections, estimates or expectations.

            (c) Bank Guarantees. Parent shall have caused any Shareholder's guarantee of the Company's debt obligations as set forth on Schedule 8.2(c) of the Company Disclosure Schedule to be eliminated.

            (d) Certificates of Exchangeco and Parent.

                  (i) Compliance Certificate of Exchangeco and Parent. The Company shall have been provided with a certificate executed on behalf of each of Exchangeco, Callco and Parent by its President and its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Section 8.2(a) and (b) above has been satisfied with respect to Exchangeco, Callco or Parent, as the case may be.

                  (ii) Certificate of Secretary of Exchangeco, Callco and Parent. The Company shall have been provided with a certificate executed by each of the Secretary or Assistant Secretary of Exchangeco, Callco and Parent certifying:

                        (A) resolutions duly adopted by the Board of Directors of Exchangeco, Callco and Parent, as the case may be, authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                        (B) the incumbency of the officers of Exchangeco, Callco and Parent, as the case may be, executing this Agreement and all agreements and documents contemplated hereby.

            (e) Good Standing. The Company shall have received a certificate or certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no more than three business days prior to the Closing that Parent has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

      8.3 Additional Conditions to the Obligations of Exchangeco, Callco and Parent. The obligations of Exchangeco, Callco and Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent:

            (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company, the Shareholders and Holdcos in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Company, the Shareholders and Holdcos in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) the Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (b) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations or prospects of the Company; provided, however, that a "material adverse change" shall not be deemed to have occurred solely as a result of any of the following (or any combination of the following): (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments which are not unique to such person but also affect other persons who participate or are engaged in the lines of business in which such person participates or is engaged; and (ii) failure of the Company's results of operations to meet any internal or external predictions, projections, estimates or expectations.

            (c) Certificates of the Company.

                  (i) Compliance Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President and its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Sections 8.3(a) and (b) above has been satisfied.

                  (ii) Compliance Certificate of Class A Shareholders. Parent shall have been provided with a certificate executed by each Class A Shareholder to the effect that, as of the Closing, each of the conditions set forth in Sections 8.3(a) and (b) above has been satisfied.

                  (iii) Certificate of Secretary of the Company. Parent shall have been provided with a certificate executed by the Secretary of the Company certifying:

                        (A) resolutions duly adopted by the Board of Directors of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                        (B) the Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Closing, including all amendments thereto; and

                        (C) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

            (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required to be obtained by the Company in connection with the Purchase.

            (e) Injunctions or Restraints on Purchase and Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Purchase shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of the Company, following the Purchase shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

            (f) Good Standing. Parent shall have received a Certificate of Compliance issued by Industry Canada certifying as of a date no more than one business day prior to the Closing that the Company, as of such date, is amalgamated under the Canada Business Corporations Act ("Act") and not discontinued under that Act and that it has not been dissolved and it has sent to the Director the required Annual Returns..

            (g) Resignation of Directors and Officers. Parent shall have received letters of resignation from each of the directors and officers of the Company in office immediately prior to the Closing, which resignations in each case shall be effective as of the Closing.

            (h) Option Conversion. All of the Company's outstanding options shall have been converted into options to purchase Parent's Common Stock.

            (i) Employment Agreements. The Founding Employees shall have entered into an Employment Agreement or Consulting Agreement with the Company or Parent in the forms attached hereto as Exhibits C-1 and C-2.

                                   SECTION 9

      9. Termination, Amendment and Waiver.

      9.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Purchase may be abandoned:

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company, if, without fault of the terminating party:

                  (i) the Closing shall not have occurred on or before January 31, 2001 (or such later date as may be agreed upon in writing by the parties); or

                  (ii) there shall be any applicable federal, state or foreign law that makes consummation of the Purchase illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Purchase and such order, decree, ruling or other action shall have become final and nonappealable.

            (c) by Exchangeco, Callco or Parent, if the Company or the Shareholders shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days of receipt by the Company or the Shareholders of written notice of such breach, provided that Exchangeco, Callco or Parent is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

            (d) by the Company, if Exchangeco, Callco or Parent shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Exchangeco, Callco or Parent of written notice of such breach, provided that the Company is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Exchangeco, Callco, Parent or the Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach within its control by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 7.4 (Confidentiality), Section 9.3 (Expenses and Termination Fees) and this Section
9.2 shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Expenses and Termination Fees. Whether or not the Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expense incurred by the Company in excess of $40,000 for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors and accountants, if any, shall remain an obligation of the Class A Shareholders. If Parent or the Company receives any invoices for amounts in excess of said amounts, it may, with Parent's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Class A Shareholders at Parent's request, constitute Damages (as defined below) recoverable under the Escrow Agreement.

      9.4 Extension; Waiver. At any time prior to the Closing any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   SECTION 10

      10. Escrow and Indemnification.

      10.1 Survival of Representations and Warranties. All covenants to be performed prior to the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Purchase and continue until 18 months after the Closing Date (the "Escrow Termination Date"); provided that if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the Escrow Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims, and provided further that representations, warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes and the representations and warranties in Section 2.3 (Capital Structure), Section
3.4 (Title to Stock) and Section 5.2 (Capital Structure) shall continue indefinitely; and provided further that the representations and warranties in
Section 2.13 (Intellectual Property) shall survive until 18 months after the Closing Date with the "knowledge" qualifiers in italics and 12 months without the "knowledge" qualifiers in italics. All covenants to be performed after the Closing shall continue indefinitely.

      10.2 Escrow Fund. As soon as practicable after the Closing Date, a portion of the Exchangeable Shares to be issued in the Purchase shall, without any act of any Shareholder, be registered in the name of, and be deposited with, State Street Bank and Trust Company of California, N.A. (or other institution selected by Exchangeco and consented to by the Shareholders' Representative (as defined below) as escrow agent) (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit D. As soon as practicable after the Closing, fifteen percent (15%) of the Class A Consideration Shares that each Class A Shareholder is entitled to receive in the Purchase in exchange for the Company Capital Stock (the "Initial Escrow Shares" and, together with the New Shares (as defined below), the "Escrow Shares") shall be deposited by Exchangeco into the Escrow Fund. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the Class A Shareholders pursuant to Section 10.3 and in accordance with the Escrow Agreement.

      10.3 Indemnification. Subject to the limitations set forth in this Section 9, from and after the Closing, each Founding Shareholder , on a pro rata basis based on the number of Class A Shares held by the Founding Shareholder and the other shareholders of that Founding Shareholder's holding company listed on Schedule A (collectively, "Founding Shareholder Family"), severally shall protect, defend, indemnify and hold harmless Exchangeco, Callco, Parent and the Company and their respective affiliates, officers, directors, employees, representatives and agents (Exchangeco, Callco, Parent, the Company and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any of the Indemnified Persons incurs by reason of, arising out of or in connection with any claim, demand, action or cause of action resulting from misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Company or that Founding Shareholder and his Founding Shareholder Family contained in this Agreement, including any exhibits or schedules attached hereto, which becomes known to Exchangeco, Callco or Parent during the Escrow Period. The maximum aggregate liability of any Founding Shareholder under this Agreement shall be limited to the Class A Purchase Price received by his Founding Shareholder Family; provided, however, that nothing herein shall limit the liability: (i) of the Company for any breach of representation, warranty or covenant if the Purchase does not close, and (ii) of any officer, director or Shareholder of the Company for such person's or entity's fraud or intentional misrepresentation. For greater certainty, no Founding Shareholder will have any liability for breaches by Shareholders other than the Founding Shareholder himself and members of his Founding Shareholder Family.

      10.4 Damages Threshold and Valuation of Escrow Shares. Notwithstanding the foregoing, Exchangeco may not receive any amount of the Escrow Shares from the Escrow Fund unless and until a certificate signed by an officer of Exchangeco (an "Officer's Certificate") identifying Damages in the aggregate amount in excess of $75,000 has been delivered to the Escrow Agent and the Shareholders' Representative and such amount is determined pursuant to this Section 10 to be payable, in which case Callco shall purchase Escrow Shares equal in value to the full amount of such Damages without deduction; provided, however, that only individual Damages in excess of $5,000 will be indemnifiable. The number of Escrow Shares to be purchased by Callco shall be equal to the number calculated by dividing the dollar amount specified in the Officer's Certificate by the average closing price of Parent Common Stock (as reported in the Wall Street Journal) for the ten day period immediately prior to the date upon which the Escrow Shares are to be delivered to Exchangeco. The proceeds from such a sale shall be allocated by the Escrow Agent between Callco and Exchangeco as directed by Exchangeco.

      10.5 Escrow Period. Subject to the following requirements, the Escrow Fund shall remain in existence until the Escrow Termination Date (the "Escrow Period"). Upon the expiration of the Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Exchangeco, subject to the objection of the Shareholders' Representative (as defined in Section 10 below) and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Founding Shareholders on behalf of each Founding Shareholder Family all Escrow Shares and other property (if any) remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Founding Shareholders on behalf of each Founding Shareholder Family pursuant to this
Section 10.5 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Escrow Fund.

      10.6 Method of Asserting Claims. All claims for indemnification by any Indemnified Person pursuant to this Section 10 shall be made in accordance with the provisions of the Escrow Agreement.

      10.7 Representative of the Shareholders; Power of Attorney. Xerxes Wania shall be appointed as agent and attorney-in-fact (the "Shareholders' Representative") for each Founding Shareholder and member of each Founding Shareholder Family for and on behalf of Founding Shareholder and member of each Founding Shareholder Family, to give and receive notices and communications on behalf of each Founding Shareholder and member of each Founding Shareholder Family, to enter into and perform the Escrow Agreement, to authorize delivery to Callco of Escrow Shares, or other property from the Escrow Fund in satisfaction of claims by Callco or any other Indemnified Person, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing.

      10.8 Indemnity by Parent, Exchangeco and Callco. Parent, Exchangeco and Callco agree to indemnify and hold harmless the Shareholders (the "Company Indemnitees") from and against any Damages based upon, arising out of or otherwise in respect of any breach of any representation, warranty or covenant of Exchangeco, Callco or Parent contained herein or in any Exhibit or Schedule attached hereto or in any certificate delivered pursuant hereto or thereto, which breach becomes known to Company and is asserted in writing to Parent on or before the Escrow Termination Date, at which date this indemnification provision shall terminate, provided however that no such compensation shall be payable to the Company Indemnitees unless and until the amount of all Damages to Company Indemnitees exceeds $75,000 in the aggregate, whereupon compensation shall be payable for all such Damages without any deduction; provided, however, that only individual Damages in excess of $5,000 will be indemnifiable. Nothing herein shall limit the liability: (i) of Exchangeco, Callco or Parent for any breach of representation, warranty or covenant if the Purchase does not close, and (ii) of any officer or director of Exchangeco, Callco or Parent for such person's or entity's fraud or intentional misrepresentation.

                                   SECTION 11

      11. General Provisions.

      11.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or five days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                     (a)     if to Exchangeco, Callco or Parent to:

                             inSilicon Corporation
                             411 East Plumeria Drive
                             San Jose, CA 95138
                             Attention:  Wayne C. Cantwell
                             Facsimile No.:  (408) 570-1238
                             Telephone No.:  (408) 898-1900

                             with a copy to:

                             Orrick, Herrington & Sutcliffe LLP
                             400 Sansome Street
                             San Francisco, CA  94111
                             Attention:  Alan Talkington, Esq.
                             Facsimile No.:  (415) 773-5759
                             Telephone No.:  (415) 392-1122

                     (b)     if to the Company or Shareholders, to:

                             Xentec Inc.
                             2-1770 Argentina Road
                             Mississauga, Ontario L5N 3K3 Canada
                             Attention:  Xerxes Wania
                             Facsimile No.:  (905) 813-3107
                             Telephone No.:  (905) 813-7152

                             with a copy to:

                             Torys
                             Suite 3000, Maritime Life Tower
                             79 Wellington Street West
                             Box 270, TD Centre
                             Toronto, Ontario M5K 1N2 Canada
                             Attention:  Gary Solway
                             Facsimile No.:  (416) 865-7380
                             Telephone No.:  (416) 865-7528

                             with a copy to:

                             Lang Michener
                             P.O. Box 747, Suite 2500
                             BCE Place, 181 Bay Street
                             Toronto, Ontario
                             Canada MSJ 2T7
                             Attention:  Laurence Goldberg
                             Facsimile No.:  (416) 304-3798
                             Telephone No.: (416) 307-4006

                     (c)     if to the Stockholder Representative, to:

                             Xerxes Wania
                             c/o Xentec Inc.
                             2-1770 Argentina Road
                             Mississauga, Ontario L5N 3K3 Canada
                             Facsimile No.:  (905) 813-3107
                             Telephone No.:  (905) 813-7152

                             with a copy to:

                             Torys
                             Suite 3000, Maritime Life Tower
                             79 Wellington Street West
                             Box 270, TD Centre
                             Toronto, Ontario M5K 1N2 Canada
                             Attention:  Gary Solway
                             Facsimile No.:  (416) 865-7380
                             Telephone No.:  (416) 865-7528

      11.2 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 15, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to currency are in United States dollars.

      11.3 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      11.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, including any Xentec Class B Shareholder Agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      11.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      11.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      11.7 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, without giving effect to principles of conflicts of law. The parties attorn to non-exclusive jurisdiction of Ontario courts.

      11.8 Dispute Resolution.

            (a) Any claim, action, dispute or controversy of any kind arising out of or relating to this Agreement or concerning any aspect of performance by Parent, Exchangeco, Callco, the Shareholders or the Company under the terms of this Agreement or the transactions contemplated hereby ("Dispute") shall be submitted to arbitration pursuant to the Arbitration Act, 1991 (Ontario). Such dispute shall not be made the subject matter of an action in any court by any party unless the Dispute has been submitted to arbitration and finally determined in accordance with the provisions of Schedule B. Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitration and the costs incidental to the action. In any such action the decision of the arbitrator shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the Dispute.

            (b) All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information (including, without limitation, any protection afforded the work-product of any attorney) that could otherwise be claimed by a party shall be available to, and may be claimed by, any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

            (c) The arbitration shall be conducted and concluded as soon as is reasonably practicable, based on a schedule established by the arbitrator.

            (d) The obligation to arbitrate any Dispute shall be binding upon the successors and assigns of each of the parties.

            (e) No provision of, nor the exercise of any rights under this Agreement shall limit the right of any party to apply for injunctive relief or similar equitable relief with respect to the enforcement of this Agreement or any agreement executed in connection herewith or contemplated hereby, and any such action shall not be deemed an election of remedies. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for injunctive relief or similar equitable relief shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any dispute to arbitration nor render inapplicable the compulsory arbitration provisions of this Agreement.

      11.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 11.10 shall be binding upon the parties and their respective successors and assigns.

                            [Signature Page Follows]

      The Company, Shareholders, Optionholders, Parent, Exchangeco and Callco have executed this Agreement as of the date first written above.

                                      COMPANY

                                      XENTEC INC.

                                      By:    /s/ Xerxes Wania
                                             -----------------------------------
                                      Name:  Xerxes Wania
                                      Title: President


                                      EXCHANGECO

                                      INSILICON CANADA LTD.

                                      By:    /s/ Wayne C. Cantwell
                                             -----------------------------------
                                      Name:  Wayne C. Cantwell
                                      Title: Chief Executive Officer


                                      CALLCO

                                      INSILICON CANADA HOLDINGS ULC

                                      By:    /s/ Wayne C. Cantwell
                                             -----------------------------------
                                      Name:  Wayne C. Cantwell
                                      Title: President


                                      PARENT

                                      INSILICON CORPORATION

                                      By:    /s/ Wayne C. Cantwell
                                             -----------------------------------
                                      Name:  Wayne C. Cantwell
                                      Title: President & Chief Executive Officer

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                            CLASS A SHAREHOLDERS:
                                             PRE-AMALGAMATION


                                            Cimex Holding Inc.

                                            By:    /s/ Xerxes Wania
                                                   -----------------------------
                                            Name:  Xerxes Wania
                                            Title: President


                                            1291480 Ontario Inc.

                                            By:    /s/ Chris Ouslis
                                                   -----------------------------
                                            Name:  Chris Ouslis
                                            Title: President


                                            166482 Canada Inc.

                                            By:    /s/ Robert Gagne
                                                   -----------------------------
                                            Name:  Robert Gagne
                                            Title: President

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                                CLASS A SHAREHOLDERS:
                                                POST AMALGAMATION

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Xerxes Wania
-----------------------------------------      ---------------------------------
                   Witness                     Xerxes Wania

SIGNED, SEALED & DELIVERED
In the presence of:

          /s/ Xerxes Wania                                  /s/ Charis Wania
-----------------------------------------      ---------------------------------
                   Witness                     Charis Wania

SIGNED, SEALED & DELIVERED
In the presence of:

          /s/ Xerxes Wania                                   /s/ Dolly Wania
-----------------------------------------      ---------------------------------
                   Witness                     Dolly Wania

SIGNED, SEALED & DELIVERED
In the presence of:

         /s/ Robert Gagne                                   /s/ Chris Ouslis
-----------------------------------------      ---------------------------------
                   Witness                     Chris Ouslis

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Marcia Ouslis
-----------------------------------------      ---------------------------------
                   Witness                     Marcia Ouslis

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Louie Ouslis
-----------------------------------------      ---------------------------------
                   Witness                     Louie Ouslis

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                  /s/ Frances Ouslis
-----------------------------------------      ---------------------------------
                   Witness                     Frances Ouslis

SIGNED, SEALED & DELIVERED
In the presence of:

          /s/ Sharon Ingram                                 /s/ Robert Gagne
-----------------------------------------      ---------------------------------
                   Witness                     Robert Gagne

SIGNED, SEALED & DELIVERED
In the presence of:

          /s/ Sharon Ingram                                 /s/ Joanne Gagne
-----------------------------------------      ---------------------------------
                   Witness                     Joanna Gagne


                                               3794091 Canada Inc.

                                               By:    /s/ Robert Gagne
                                                      --------------------------
                                               Name:  Robert Gagne
                                               Title: President

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                               CLASS B SHAREHOLDERS

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Cameron Lacy
-----------------------------------------      ---------------------------------
                   Witness                     Cameron Lacy

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Jasjeet Singh
-----------------------------------------      ---------------------------------
                   Witness                     Jasjeet Singh

SIGNED, SEALED & DELIVERED
In the presence of:

         /s/ Jamie Forniica                               /s/ Vincenzo Liguori
-----------------------------------------      ---------------------------------
                   Witness                     Vincenzo Liguori

SIGNED, SEALED & DELIVERED
In the presence of:

           /s/ Chris Ouslis                                /s/ Martin Guthrie
-----------------------------------------      ---------------------------------
                   Witness                     Martin Guthrie

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                /s/ Scott Lawrence Howe
-----------------------------------------      ---------------------------------
                   Witness                     Scott Lawrence Howe

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Zheng Zhang
-----------------------------------------      ---------------------------------
                   Witness                     Zheng Zhang

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Xuhua Yang
-----------------------------------------      ---------------------------------
                   Witness                     Xuhua Yang

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Jinying Guo
-----------------------------------------      ---------------------------------
                   Witness                     Jinying Guo

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Sharon Ingram
-----------------------------------------      ---------------------------------
                   Witness                     Sharon Ingram

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Changqing Qiu
-----------------------------------------      ---------------------------------
                   Witness                     Changqing Qiu

SIGNED, SEALED & DELIVERED
In the presence of:

                                                            /s/ Arif Siddiqi
            /s/ illegible
-----------------------------------------      ---------------------------------
                   Witness                     Arif Siddiqi

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                     /s/ Simon Xie
-----------------------------------------      ---------------------------------
                   Witness                     Simon Xie

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Danny Birdie
-----------------------------------------      ---------------------------------
                   Witness                     Danny Birdie

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Larry Silver
-----------------------------------------      ---------------------------------
                   Witness                     Larry Silver

SIGNED, SEALED & DELIVERED
In the presence of:

                                                             /s/ Bill Brisko
       /s/ Terence M. Clifton
-----------------------------------------      ---------------------------------
                   Witness                     Bill Brisko

SIGNED, SEALED & DELIVERED
In the presence of:

                                                           /s/ Gurinder Parhar
            /s/ illegible
-----------------------------------------      ---------------------------------
                   Witness                     Gurinder Parhar

SIGNED, SEALED & DELIVERED
In the presence of:

                                                            /s/ Maxim Smirnov
            /s/ illegible
-----------------------------------------      ---------------------------------
                   Witness                     Maxim Smirnov

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Michael Yu
-----------------------------------------      ---------------------------------
                   Witness                     Michael Yu

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                               OPTIONHOLDERS

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Cameron Lacy
-----------------------------------------      ---------------------------------
                   Witness                     Cameron Lacy

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Jasjeet Singh
-----------------------------------------      ---------------------------------
                   Witness                     Jasjeet Singh

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Scott Howe
-----------------------------------------      ---------------------------------
                   Witness                     Scott Lawrence Howe

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Zheng Zhang
-----------------------------------------      ---------------------------------
                   Witness                     Zheng Zhang

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Xuhua Yang
-----------------------------------------      ---------------------------------
                   Witness                     Xuhua Yang

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Jinying Guo
-----------------------------------------      ---------------------------------
                   Witness                     Jinying Guo

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Sharon Ingram
-----------------------------------------      ---------------------------------
                   Witness                     Sharon Ingram

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Changqing Qiu
-----------------------------------------      ---------------------------------
                   Witness                     Changqing Qiu

SIGNED, SEALED & DELIVERED
In the presence of:

                                                            /s/ Arif Siddiqi
            /s/ illegible
-----------------------------------------      ---------------------------------
                   Witness                     Arif Siddiqi

SIGNED, SEALED & DELIVERED
In the presence of:

                                                            /s/ Maxim Smirnov
            /s/ illegible
-----------------------------------------      ---------------------------------
                   Witness                     Maxim Smirnov

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                  /s/ George Guthrie
-----------------------------------------      ---------------------------------
                   Witness                     George Guthrie

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                  /s/ Behram Minwalla
-----------------------------------------      ---------------------------------
                   Witness                     Behram Minwalla

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Jay Shepherd
-----------------------------------------      ---------------------------------
                   Witness                     Jay Shepherd

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Keith Boone
-----------------------------------------      ---------------------------------
                   Witness                     Keith Boone

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                    /s/ Michael Yu
-----------------------------------------      ---------------------------------
                   Witness                     Michael Yu

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Danny Birdie
-----------------------------------------      ---------------------------------
                   Witness                     Danny Birdie

SIGNED, SEALED & DELIVERED
In the presence of:

            /s/ illegible                                   /s/ Larry Silver
-----------------------------------------      ---------------------------------
                   Witness                     Larry Silver

                   SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                    GUARANTEE

inSilicon Corporation ("Guarantor") guarantees each and every representation, warranty, covenant, agreement and other obligation of Exchangeco and Callco, and/or any of its respective permitted assigns (and where any such representation or warranty is made to the knowledge of Exchangeco and Callco, such guarantee shall be deemed made to the knowledge of Guarantor), and the full and timely performance of its obligations under the provisions of the foregoing Agreement and the related agreements contemplated thereby. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is unconditional, and no release or extinguishment of Exchangeco's and Callco's obligations or liabilities (other than in accordance with the terms of the Agreement and the related agreements contemplated thereby), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

We understand that the Company is relying on this guarantee in entering into the Agreement.

                                      inSilicon Corporation


                                      By:    /s/ Wayne C. Cantwell
                                             -----------------------------------
                                      Name:  Wayne C. Cantwell
                                      Title: President & Chief Executive Officer

                                   SCHEDULE B

                             ARBITRATION PROCEDURES

1. As used in this Schedule, the term "Arbitrators" means the Sole Arbitrator appointed pursuant to section 3 of this Schedule or the Arbitration Board appointed pursuant to section 4 of this Schedule, as the case may be. Unless otherwise defined in this Schedule, all capitalized terms defined in the Agreement have the same meaning as provided for those terms in the Agreement.

2. Where any Dispute, which, pursuant to Section 10.8 of the Agreement, is to be settled by arbitration (each a "Matter"), the provisions of this Schedule shall constitute a submission for the purposes of the Arbitration Act, 1991 (Ontario). Except as expressly provided otherwise in this schedule, the provisions of the Arbitration Act, 1991 (Ontario) shall apply in respect of any arbitration pursuant to this Schedule.

3. Any party to the Agreement (the "Applicant") may commence arbitration by delivering a written complaint (a "Complaint") to all parties against whom the Applicant seeks a remedy. In the Complaint, the Applicant shall describe the Dispute and nominate an arbitrator. Within 10 days of the receipt of the Complaint, the party against whom the Applicant seeks a remedy (the "Respondent") may by notice to the Applicant concur in the appointment of that arbitrator or may appoint a single additional arbitrator. If there is more than one Respondent, the Respondents shall agree as to whether the Respondents will appoint an arbitrator and who that arbitrator will be but if these Respondents cannot agree as to whether or not to appoint an arbitrator or who that arbitrator will be, any Respondent, on notice to the other Respondents and to the Applicant, may apply to a judge of the Ontario Superior Court of Justice to appoint the arbitrator on behalf of the Respondents. If the Respondents do not deliver a notice to the Applicant concurring in the Applicant's choice of arbitrator or appointing a single additional arbitrator, or a notice of an application to a judge of the Ontario Superior Court of Justice for the appointment of an arbitrator, within 10 days of receipt of the Complaint, the Respondents shall be deemed to have concurred in the appointment of the arbitrator appointed by the Applicant and such arbitrator (the "Sole Arbitrator") shall determine the Matter acting alone.

4. If the Respondents appoint an additional arbitrator pursuant to section 3 of this Schedule, then, within 10 days of the appointment of such additional arbitrator, the arbitrators so appointed shall agree on the appointment of an additional arbitrator and they shall forthwith notify the Applicant and the Respondents of such appointment, failing which the selected arbitrator may be appointed by a judge of the Ontario Superior Court of Justice on the application of either the Applicant or any of the Respondents, on notice to each other. Upon such appointment the third arbitrator shall be the Sole Arbitrator.

5. Any decision of the Arbitrators made with respect to any Matter or with respect to any aspect of, or any matter related to, the arbitration hereunder (including, without limitation, the procedures of the arbitration) shall be made by either the Sole Arbitrator or by the majority of the Arbitration Board (or in default of agreement by such majority, then by the Chairperson), as the case may be. All decisions of the Arbitrators with respect to any Matter shall be rendered in writing and shall contain a brief recital of the facts upon which the decision is made and the reasons for such decision.

6. The following shall apply to the arbitration of any Matter, except as the parties to any particular arbitration may agree or as the Arbitrators in their discretion otherwise direct:

(a) Within 10 days of the appointment of the Arbitrators, the Applicant shall deliver to each Respondent and the Arbitrators a written statement (the "Claim") concerning the Matter setting forth, with particularity, its position with respect to the Matter and the material facts upon which it intends to rely. No party may be added to an arbitration by a Claim without leave of the Arbitrators as provided for in subsection 6(g) of this Schedule.

(b) Within 10 days after the delivery of the Claim, each Respondent shall deliver to the Applicant and the Arbitrators a written response (the "Answer") to the Applicant setting forth, with particularity, its position on the Matter and the material facts upon which it intends to rely. No party may be added to an arbitration by an Answer without leave of the Arbitrators as provided for in subsection 6(g) of this Schedule.

(c) If any Respondent fails to deliver an Answer within the time limit referred to in subsection 6(b) of this Schedule, that Respondent shall, subject to subsection 6(f), be deemed to have admitted the Claim.

(d) Within 10 days after the delivery of any Answer, the Applicant may deliver to the Respondent who delivered the Answer and the Arbitrators a written reply (the "Reply") to that Answer, setting forth, with particularity, its response, if any, to the Answer. No party may be added to an arbitration by a Reply without leave of the Arbitrators as provided for in subsection 6(g) of this Schedule.

(e) Within the time provided for the delivery of the Answer to the Claim, any Respondent may also deliver to the Applicant and the Arbitrators a counter-complaint (the "Counter-Complaint") setting forth, with particularity, any additional Matter between the Respondent and the Applicant for the Arbitrators to decide. Within 10 days of the delivery of a Counter-Complaint, the Applicant shall deliver to each Respondent making a Counter-Complaint and the Arbitrators an Answer to such Counter-Complaint setting forth, with particularity, its position on the Counter-Complaint and the material facts upon which it intends to rely. If the Applicant fails to deliver an Answer to the Counter-Complaint within such 10-day period, the Applicant will be deemed, subject to subsection 6(f) to have admitted the Counter-Complaint. Within 10 days after the delivery of an Answer to the Counter-Complaint, the Respondent who made the Counter-Complaint may deliver to the Applicant and the Arbitrators a Reply to such Answer setting forth, with particularity, its response to such Answer. Any Matter submitted to arbitration in accordance with this subsection 6(e) shall be governed by, and dealt with as if it were the subject of a Complaint in accordance with, this Schedule, except that it shall be deemed a submission to the Arbitrators already appointed, and shall be determined by the Arbitrators accordingly. No party may be added to an arbitration by a Counter-Complaint without leave of the Arbitrators as provided for in subsection 6(g) of this Schedule.

(f) The time limits set for the delivery of the documents referred to in subsections 6(a) to (e) inclusive of this Schedule may be extended for any period by the parties to the particular arbitration by agreement or by the Arbitrators for such period, on such terms, and for such reasons as they in their discretion may determine upon application made to them by either the Applicant or a Respondent, as the case may be, on notice to each other party, either before the expiry of the time limit in issue or within 2 days thereafter, and may relieve the applying party of the consequences of its failure to comply with the time limit in issue. If any other party wishes to oppose the application, it shall be given an opportunity to make submissions on the application.

(g) If, after reading written submissions from all parties to an arbitration, the Arbitrators determine that it is necessary to enable the Arbitrators to adjudicate effectively and completely on a Matter to add additional parties to the arbitration, they shall so order. Immediately after making such an order, the Arbitrators shall resign and new Arbitrators shall be appointed in accordance with the procedures and time limits set out in sections 3 and 4 of this Schedule. For the purposes of appointing arbitrators under this subsection, all parties added to the arbitration are deemed to be Respondents. The parties may re-appoint one or more of the previous Arbitrators.

(h) Each party to the arbitration shall be required to produce to each other party all documents within its possession, custody or control which are relevant to the Matter no later than 7 days prior to the time such other party is required to deliver its Statement in accordance with subsection 6(i).

(i) Within 7 days following the completion of the steps set out in subsections 6(a) to (g) of this Schedule, any party may, upon written notice to each of the other parties and to the Arbitrators, request the Arbitrators to give direction and make any order which is, in the discretion of the Arbitrators, reasonable regarding any procedural matters which properly should be resolved before the arbitration proceeds further, including: the amendment of any Complaint, Counter-Complaint or Answer; the provision of particulars by any party to the Complaint, Counter-Complaint or Answer filed by that party; the adequacy of the production of documents made by any party in accordance with subsection 6(h); the propriety of any claim of privilege made in respect of any document in accordance with subsection 6(h); the need for further disclosure by any party; and the need for discoveries in connection with the arbitration, either by way of oral examination or written interrogatories. In making any order or giving any direction in respect of any procedural matter the Arbitrators may impose such terms as are reasonable in order to ensure the completion of the arbitration in a timely manner. The notice requesting any direction or order pursuant to this subsection shall state the direction or order sought and set out the reasons for seeking such direction or order. Nothing in this subsection shall be taken to limit the jurisdiction of the Arbitrators to deal with procedural matters in accordance with the Arbitration Act 1991 (Ontario).

(j) Each party to the arbitration shall prepare a statement of fact and law to the Arbitrators (a "Statement") setting out:

            its arguments with respect to each Matter; and the facts upon which its analysis of each Matter is based.

      Each Statement shall also have attached to it copies of all documents, including affidavits, on which the party relies to establish those facts. Each party shall deliver its Statement to the Arbitrators and to each other party within 30 days of the completion of the steps set out in or pursuant to subsections 6(a) to (i) of this Schedule or, if a step provided for in this section 6 is not taken, upon the expiry of the time limit provided therefor.

(k) Within 30 days of the delivery of the last Statement to the Arbitrators, each party may, at its option, make a reply to any Statement (a "Reply Statement") or the Arbitrators may require any party to provide a Reply Statement within the same 30 day period. In such Reply Statement, if any, a party may request a Preliminary Hearing in accordance with subsection 6(l). The request for a Preliminary Hearing shall identify each Matter for which clarification is required.

(l) Following the receipt of Reply Statements by the Arbitrators, if any, the Arbitrators may, within 15 days following receipt of the Reply Statement or, if no Reply Statements are delivered, 30 days after the delivery of the last Statement, notify the parties of the need for a preliminary hearing (the "Preliminary Hearing"). A Preliminary Hearing shall be required where the Arbitrators determine, in their discretion, that there are questions of fact arising from the Statements which require clarification whether or not any of the parties have requested a Preliminary Hearing. Where the Arbitrators give notice to the parties of a Preliminary Hearing, the notice shall identify each Matter for which clarification is required. The Arbitrators will confirm a date and place within Toronto, Ontario in consultation with counsel for each party for the Preliminary Hearing but, in any case, such a Preliminary Hearing shall be not less than 30 days and no more than 45 days from the date of the notice of a Preliminary Hearing.

(m) Evidence at the Preliminary Hearing shall be taken orally under oath and duly recorded by a certified special examiner or court reporter. Each party to the arbitration shall have the right to cross examine witnesses called by the other parties to give evidence at the Preliminary Hearing. The Preliminary Hearing shall be held in private and no persons shall be present except the parties and their legal representatives and the witnesses, except with the consent of the parties, and subject to the discretion of the Arbitrators to exclude witnesses. Each party to the arbitration shall have the right to make oral submissions at the Preliminary Hearing.

(n) 30 days following the receipt of the last Reply Statement or, if no Reply Statements are delivered, 60 days after the delivery of the last Statement, where no Preliminary Hearing is called, or 20 days following the Preliminary Hearing, the Arbitrators shall deliver their preliminary award (the "Preliminary Award"). The Preliminary Award will set out the preliminary decision with reasons of the Arbitrators with respect to each Matter.

(o) Unless otherwise agreed by the Parties, the Arbitrators shall convene a Hearing to be held in Toronto, Ontario no less than 30 days and no more than 45 days from the delivery of the Preliminary Award. At the Hearing, counsel for each party will be given an opportunity orally to comment on the Preliminary Award. The Chairperson shall determine, in his or her sole discretion, the order in which the Parties will present their comments and whether any additional evidence may be submitted or heard. If the Chairperson determines that such additional evidence may be submitted or heard, the Chairperson shall give such direction, in his or her sole discretion, regarding the submissions or hearing of such evidence.

(p) Within 20 days from the date of the Hearing or the agreement of the Parties not to proceed to a Hearing, the Arbitrators shall deliver their award (the "Final Award") to the parties.

7. Every claim or award of the Arbitrators made pursuant hereto shall be final and binding upon the parties to the arbitration and there shall be no appeal therefrom. The Arbitrators shall have jurisdiction to award the costs of the arbitration, including the fees of the Arbitrators, as between the parties to the arbitration as the Arbitrators see fit, and to direct the payment of interest in respect any award at such rates and from and to such dates as are determined by the Arbitrators to be appropriate. Each party shall pay its own expenses of legal counsel.

8. Each of the Arbitrators shall be paid their normal professional fees for their time and attendances in dealing with the Matter, which fees, unless otherwise directed by the Arbitrators in accordance with section 7 of this Schedule, shall be paid as to one half by the Applicant and as to the other half by the Respondents.

9. All notices and all other documents required or permitted by this Schedule to be given by any party to the arbitration to any other of them shall be given in accordance with Section 10.1 of the Agreement. All notices and all other documents required or permitted by this Schedule to be given by any party to the arbitration to the Arbitrators shall be given in accordance with the Arbitrators' instructions.

10. In the computation of time under this Schedule or an order or direction given by the Arbitrators pursuant to this Schedule, except where a contrary intention appears or the parties otherwise agree:

(a) where there is a reference to a number of days between two events, those days shall be counted by excluding the day on which the first event happens and including the day on which the second event happens, even if they are described as clear days or the words "at least" are used;

(b)   statutory holidays shall not be counted;

(c) where the time for doing any act under this Schedule or any order or direction given by the Arbitrators expires on a statutory holiday or on a Saturday or Sunday, the act may be done on the next day that is not a statutory holiday or a Saturday or a Sunday; and

(d) service of a document or notice provided for in this Schedule or any order or direction given by the Arbitrators made after 4:00 p.m. (Toronto time) or at any time on a statutory holiday or a Saturday or a Sunday shall be deemed to have been made on the next day that is not a statutory holiday or a Saturday or a Sunday.